                                                                   EXHIBIT 2.1


================================================================================




                              ACQUISITION OF STOCK


                                       OF


                            MJD COMMUNICATIONS, INC.



                            STOCK PURCHASE AGREEMENT







                           Dated as of March 6, 1997



================================================================================

                               TABLE OF CONTENTS


                                                              Page

ARTICLE I

     DEFINITIONS...............................................  1

ARTICLE II

     ACQUISITION OF SHARES.....................................  9
     2.1  Acquisition and Issuance of Shares...................  9
     2.2  Closing..............................................  9

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF THE BUYERS.............. 10
     3.1  Status............................................... 10
     3.2  Authorization and Binding Obligation................. 10
     3.3  No Conflicts, etc.................................... 10
     3.4  Brokers, Finders, etc................................ 11
     3.5  Acquisition for Investment........................... 11
     3.6  Investment Suitability............................... 11

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF MJD AND THE
     COMPANY................................................... 11
     4.1  Authorization and Binding Obligation................. 11
     4.2  Title to Shares...................................... 12
     4.3  Capital Stock........................................ 12
     4.4  Status............................................... 13
     4.5  No Conflicts, etc.................................... 14
     4.6  Governmental Approvals and Authorizations............ 15
     4.7  Compliance with Laws................................. 15
     4.8  Real Property........................................ 16
     4.9  Title to and Condition of Personal Property.......... 18

                                                              Page


     4.10  Intellectual Property............................... 19
     4.11  Contracts........................................... 19
     4.12  Personnel Information............................... 20
     4.13  Employee Benefit Plans.............................. 21
     4.14  Litigation.......................................... 22
     4.15  Transaction with Affiliates......................... 23
     4.16  Financial Statements, etc........................... 23
     4.17  Absences of Undisclosed Liabilities................. 23
     4.18  Absence of Changes or Events........................ 23
     4.19  Insurance........................................... 25
     4.20  Taxes............................................... 25
     4.21  Environmental Matters............................... 26
     4.22  Financing Statements................................ 27
     4.23  Investments......................................... 27
     4.24  Pending Acquisitions................................ 27
     4.25  Broker, Finders, etc................................ 28
     4.26  Bank Accounts....................................... 28
     4.27  Local Exchange Related Matters...................... 28
     4.28  Tariffs............................................. 28
     4.29  Investment Company Act.............................. 29
     4.30  Disclosure.......................................... 29

ARTICLE V

     COVENANTS OF MJD AND THE COMPANY.......................... 29
     5.1  Information Prior to Closing......................... 29
     5.2  Conduct of Business.................................. 29
     5.3  Third-Party Consents................................. 32
     5.4  Sale and Issuance of Additional Shares............... 32
     5.5  Renewal of Contracts................................. 32
     5.6  No Inconsistent Action............................... 32
     5.7  No Solicitation...................................... 33
     5.8  Financial Statements................................. 33
     5.9  Estoppel Certificates; Consent and Waiver............ 33
     5.10  Consummation of Pending Acquisitions................ 34
     5.11  Notice of Material Developments..................... 34
     5.12  Further Actions..................................... 34

                                                              Page


ARTICLE VI

     CONDITIONS PRECEDENT TO THE BUYERS' OBLIGATION TO
     CLOSE..................................................... 34
     6.1  Representations, Warranties and Covenants............ 34
     6.2  Governmental Consents................................ 35
     6.3  Third-Party Consents................................. 35
     6.4  Updated Tariff Schedule.............................. 35
     6.5  Certificates......................................... 35
     6.6  Adverse Proceedings.................................. 35
     6.7  Financing Statements................................. 36
     6.8  Additional Indebtedness.............................. 36
     6.9  Fleet Repurchase; ALTA Repayment..................... 36
     6.10  MJD Contribution.................................... 37
     6.11  Management, Consulting and Severance Arrangements... 38
     6.12  Equity Documents.................................... 38
     6.13  No Material Adverse Effect.......................... 38
     6.14  Amendment of Articles of Incorporation.............. 38
     6.15  Reconstitution of Boards of Directors............... 39
     6.16  Transaction and Advisory Fees....................... 39
     6.17  Deliveries.......................................... 39

ARTICLE VII

     CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION
     TO CLOSE.................................................. 39
     7.1  Representations, Warranties and Covenants............ 39
     7.2  Governmental Consents................................ 39
     7.3  Certificates......................................... 40
     7.4  Adverse Proceedings.................................. 40
     7.5  Equity Documents..................................... 40
     7.6  Deliveries........................................... 40

ARTICLE VIII

     THE CLOSING............................................... 40
     8.1  Documents to be Delivered by MJD and the Company..... 40
     8.2  Documents to be Delivered by the Buyers.............. 41

                                                              Page


ARTICLE IX

     TAXES, FEES AND EXPENSES.................................. 42

ARTICLE X

     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
     COVENANTS................................................. 42

ARTICLE XI

     INDEMNIFICATION........................................... 42
     11.1  Indemnification by MJD.............................. 42
     11.2  Indemnification Procedures.......................... 44
     11.3  Claims Termination Date............................. 45
     11.4  Exclusive Remedy.................................... 45

ARTICLE XII

     TERMINATION RIGHTS........................................ 46
     12.1  Termination......................................... 46
     12.2  Liability........................................... 47

ARTICLE XIII

     OTHER PROVISIONS.......................................... 47
     13.1  Publicity........................................... 47
     13.2  Compliance with HSRA................................ 47
     13.3  Benefit and Assignment.............................. 47
     13.4  No Third-Party Beneficiaries........................ 48
     13.5  Entire Agreement.................................... 48
     13.6  Waiver.............................................. 48
     13.7  Headings............................................ 48
     13.8  Severability........................................ 48
     13.9  Arbitration......................................... 49
     13.10  Choice of Law...................................... 49
     13.11  Notices............................................ 49
     13.12  Counterparts....................................... 51
     13.13  Further Assurances................................. 51

The following documents are available upon request from the Company:

SCHEDULES

4.3              Capital Stock
4.4              Status
4.5              No Conflicts
4.6              Governmental Approvals and Authorizations
4.8              Real Property
4.9              Title to Personal Property
4.10             Intellectual Property
4.11             Contracts
4.12             Personnel Information
4.13             Employee Benefit Plans
4.14             Litigation
4.15             Transaction with Affiliates
4.16             Indebtedness and Financial Statements
4.17             Absence of Undisclosed Liabilities
4.18             Absence of Changes or Events
4.19             Insurance
4.20             Taxes
4.21             Environmental Matters
4.22             Financing Statements
4.23             Investments
4.24             Pending Acquisitions
4.26             Bank Accounts
4.27             Access Lines
4.28             Tariffs
5.2(b)           Conduct of Business
5.9              Estoppel Certificates
5.10             Consummation of Pending Acquisitions
6.3              Third-Party Consents


EXHIBITS

Exhibit A        Registration Rights Agreement
Exhibit B        Stockholders' Agreement

                            STOCK PURCHASE AGREEMENT


          STOCK PURCHASE AGREEMENT, dated as of the 6th day of March, 1997, among MJD Communications, Inc., a Delaware corporation (the "Company"), MJD
                                                             -------
Partners, L.P., a Delaware limited partnership ("MJD"), Carousel Capital
                                                 ---
Partners, L.P., a Delaware limited partnership ("Carousel"), Kelso Investment
                                                 --------
Associates V, L.P., a Delaware limited partnership ("KIA V"), and Kelso Equity
                                                     -----
Partners V, L.P., a Delaware limited partnership ("KEP V", and together with KIA
                                                   -----
V, "Kelso").
    -----


                                    RECITALS
                                    --------

          WHEREAS, the Company desires to issue, and Carousel, KIA V and KEP V desire to acquire, an aggregate of 43,794 shares of the Company's Class A Voting common stock, par value $.01 per share (the "Shares"), on the terms and
                                             ------
conditions and for the consideration described in this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto intending legally to be bound agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          The following terms when used herein have the meanings assigned to them below. The singular shall include the plural, and the masculine shall include the feminine and neuter, as the context requires. "Includes" or "is including" shall mean "including, but not limited to".

          1.1  "Affiliate" means a Person that (i) directly, or indirectly
                                                -
through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified or (ii) is a member of the immediate
                                              --
family of the Person specified.

          1.2 "Agreement" means this Stock Purchase Agreement, including the Exhibits and Schedules hereto.

          1.3 "ALTA" means ALTA Subordinated Debt Partners II, L.P., a Delaware limited partnership, ALTA Subordinated Debt Partners III, L.P., a Delaware limited partnership, and their respective successors and assigns.

          1.4  "ALTA Repayment" has the meaning set forth in Section 6.9 hereof.

          1.5  "Applicable Law" means all applicable provisions of all (i)
                                                                        -
constitutions, treaties, statutes, laws (including, but not limited to, the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, rulings,
            --                              ---
injunctions, judgments, awards and decrees or consents of or agreements with any Governmental Authority.

          1.6 "Business Day," whether or not initially capitalized, means every day of the week excluding Saturdays, Sundays and federal holidays.

          1.7  "Buyers" means Carousel, KIA V and KEP V.

          1.8 "Buyers Indemnitees" has the meaning set forth in Section 11.1(a) hereof.

          1.9 "Carousel" has the meaning set forth in the preamble to this Agreement.

          1.10 "Claims Termination Date" means the first anniversary of the Closing Date.

          1.11  "Closing" has the meaning set forth in Section 2.2 hereof.

          1.12  "Closing Date" means the date on which the Closing occurs.

          1.13 "Code" means the Internal Revenue Code of 1986, as amended, together with all regulations and rulings issued thereunder by any Governmental Authority.

          1.14 "Collective Bargaining Agreements" means the collective bargaining and other labor agreements set forth on Schedule 4.12 Part(b) hereto.
                                                   ---------------------

          1.15 "Common Stock" means the Company's Class A Voting common stock, par value $.01 per share.

          1.16 "Company" has the meaning set forth in the preamble to this Agreement.

          1.17 "Computer Programs" means all computer software, firmware, programs and source disks, program documentation, tapes, manuals, forms, guides and other materials with respect thereto.

          1.18 "Consulting Agreement" means the Consulting Agreement, dated as of January 2, 1995, by and between the Company and Bugger Associates, Inc., as amended to the date hereof.

          1.19  "Contracts" means (i) all contracts, agreements, commitments and
                                   -
orders for the sale, purchase or barter of materials, supplies, goods or services or any combination of the foregoing, relating to the assets or business of the Company or any Subsidiary or to which the Company or any Subsidiary is a party, (ii) all leases for the use of personal property in connection with the
        --
assets or business of the Company or any Subsidiary or to which the Company or any Subsidiary is a party, (iii) all franchise or similar agreements relating to
                            ---
the assets or business of the Company or any Subsidiary or to which the Company or any Subsidiary is a party, (iv) all Real Property Leases, (v) all loan
                               --                             -
agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, notes, guarantees or other instruments relating to the assets or business of the Company or any Subsidiary or to which the Company or any Subsidiary is a party, (vi) all partnership, joint venture or other arrangements
                        --
involving a sharing of profits or expenses relating to the assets or business of the Company or any Subsidiary or to which the Company or any Subsidiary is a party, (vii) all contracts, agreements or other arrangements to which the
        ---
Company or any Subsidiary is a party with any holder of any capital stock or other equity interest of the Company or any such Subsidiary (other than the Company or another Subsidiary), (viii) all employment, consulting and severance
                                 ----
contracts, agreements or other arrangements to which the Company or any Subsidiary is a party, (ix) all leases, easements, rights of way, pole
                        --
attachment agreements, license agreements for joint use of poles, and other property rights to such earth stations, utility poles, real property, fixtures and other similar items which pertain to the assets or business of the Company or any Subsidiary and (x) all other written or oral contracts and agreements of
                       -
whatever nature which pertain to the assets or business of the Company or any Subsidiary or to which the Company or any Subsidiary is a party, including, but not limited to, those contracts and agreements set forth on Schedules 4.8, 4.11
                                                            -------------------
and 4.12 hereto.  Notwithstanding the
--------
foregoing, the term "Contract" shall not include any purchase order, related group of purchase orders or contracts entered into in the ordinary course of business which provide for payment of less than $50,000 in the aggregate.

          1.20 "Environmental Laws" means all applicable local, state and federal statutes and regulations relating to the protection of human health and safety or the environment.

          1.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the regulations and rulings issued thereunder by any Governmental Authority.

          1.22 "Executive Officers" means the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Vice Presidents and the Treasurer of the general partner of MJD, the Company and each Subsidiary.

          1.23 "Financial Advisory Agreements" means the Financial Advisory Agreements, each dated as of the Closing Date, between the Company and each of Kelso and Carousel or any of their respective Affiliates, in form and substance reasonably satisfactory to the Buyers.

          1.24  "Financial Statements" means (i) the audited consolidated and
                                              -
consolidating balance sheets of the Company and subsidiaries as of December 31, 1994 and the related statements of operations and cash flows for the fiscal year then ended, audited by Coopers & Lybrand L.L.P., (ii) the audited consolidated
                                                  --
and consolidating balance sheets of the Company and subsidiaries as of December 31, 1995 and the related statements of operations and cash flows for the fiscal year then ended, audited by KPMG Peat Marwick LLP, (iii) the unaudited
                                                    ---
consolidated balance sheet of the Company and subsidiaries as of December 31, 1996 and the related statement of operations for the fiscal year then ended and
(iv) the unaudited consolidated balance sheets of the Company and subsidiaries
 --
as of March 31, 1996, June 30, 1996 and September 30, 1996 and the related statements of operations for the fiscal quarters then ended.

          1.25 "Fleet" means Fleet Venture Resources, Inc., a Rhode Island corporation, Fleet Equity Partners VI, L.P., a Delaware limited partnership, Chisholm Partners II, L.P., a Delaware limited partnership, and their respective successors and assigns.

          1.26 "Fleet Repurchase" has the meaning set forth in Section 6.9 hereof.

          1.27 "GAAP" means United States generally accepted accounting principles consistently applied.

          1.28 "Government Approvals" has the meaning set forth in Section 4.6 hereof.

          1.29 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, but not limited to, any government authority, agency, board, commission, court, department or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator of competent jurisdiction, and any self-regulatory organization.

          1.30 "Hazardous Substance" means asbestos-containing material and any and all hazardous or toxic substances, materials or wastes as defined or listed under the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act or any comparable state statute or any regulation promulgated under any of such federal or state statutes or under any other Environmental Law.

          1.31 "HSRA" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations adopted thereunder.

          1.32 "Indebtedness" means with respect to the Company or any Subsidiary (i) all indebtedness of the Company or such Subsidiary for money
            -
borrowed (including the current portion of any long-term indebtedness) or for the deferred purchase price of property, (ii) any other indebtedness of the
                                          --
Company or such Subsidiary which is evidenced by a note, bond, debenture or similar instrument, (iii) all interest, fees, premiums and other charges or
                     ---
amounts payable of any kind with respect to any indebtedness referred to in clauses (i) and (ii) above, (iv) all guarantees and arrangements of the Company
                             --
or such Subsidiary guaranteeing or intending to guarantee any indebtedness of any other Person and (v) all obligations of the Company or such Subsidiary under
                      -
any lease of property, real or personal, the obligations in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          1.33 "Indemnified Party" has the meaning set forth in Section 11.2(a) hereof.

          1.34 "Intellectual Property" means United States (federal and state) trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, United States patent and patent applications, and inventions, processes, designs, formulae, trade secrets, know-how, confidential business and technical information, Computer Programs, data and documentation, and all similar intangible property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses or permits to use any of the foregoing.

          1.35  "Intellectual Property Assets" has the meaning set forth in
Section 4.10 hereof.

          1.36 "Kelso" has the meaning set forth in the preamble to this Agreement.

          1.37 "KEP V" has the meaning set forth in the preamble to this Agreement.

          1.38 "KIA V" has the meaning set forth in the preamble to this Agreement.

          1.39 "Knowledge of MJD" means the actual knowledge of the Executive Officers.

          1.40 "Liens" means all debts, liens, security interests, mortgages, pledges, judgments, trusts, adverse claims, liabilities, encumbrances and other impairments of title, other than, in the case of Sections 4.5, 4.9, 4.10 and 5.2(b)(v) hereof only, any Permitted Encumbrance.

          1.41  "Losses" has the meaning set forth in Section 11.1 hereof.

          1.42 "Management Services Agreement" means the Management Services Agreement, dated as of January 1, 1997, by and between MJD Partners, Inc. and the Company, as amended to the date hereof.

          1.43  "Material Adverse Effect" means (i) a material adverse effect on
                                                ---
the business, assets, properties, liabilities, revenues, costs and expenses, income before provision for income taxes, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, or (ii) any
                                                                      --
material impairment of the ability of any party hereto to consummate the transactions contemplated by this Agreement. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

          1.44 "MJD" has the meaning set forth in the preamble to this Agreement.

          1.45  "MJD Exchange Documents" has the meaning set forth in Section
6.10 hereof.

          1.46 "MJD Partners Shares" means the shares of Common Stock owned by MJD on the date hereof, together with any additional shares of Common Stock acquired by MJD after the date hereof.

          1.47 "Multiemployer Plan" has the meaning set forth in Section 4.13 hereof.

          1.48 "Notes" means the Unsecured Subordinated Notes issued by the Company in favor of each of Bugger Associates, Inc., Meyer Haberman, Eugene B. Johnson and Jack H. Thomas.

          1.49 "Owned Real Property" means all real property and interests in real property owned by the Company or any Subsidiary, together with all structures, facilities, improvements, fixtures, equipment and items of property located thereon or attached or appurtenant thereto, and all easements and other appurtenances for the benefit thereof.

          1.50  "Permitted Encumbrances" means (i) liens for Taxes, assessments,
                                                -
water and sewer charges, license fees, and all other fees, special assessments and charges assessed or imposed by a public body upon the Company's or any Subsidiary's assets or any part thereof or the operation thereof, provided such fees, assessments or Taxes are not yet due and payable (or such Taxes are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP), (ii) Liens on the
                                                          --
Company's or any Subsidiary's assets or properties pursuant to the terms of any Indebtedness (other than any Liens relating to any obligation described in Section 6.9 hereof) and (iii) other encumbrances
                                                     ---
which do not materially impair or adversely effect the use for which the asset or business in question is currently utilized or the value of such asset or business.

          1.51 "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority.

          1.52  "Plan" has the meaning set forth in Section 4.13 hereof.

          1.53 "Purchase Price" has the meaning set forth in Section 2.1 hereof.

          1.54 "Real Property Lease" means any lease, sublease, license or occupancy agreement, including any amendments thereto, pursuant to which the Company or any Subsidiary is the lessee, sublessee, licensee or occupant of real property, together with all easements and other appurtenances for the benefit thereof.

          1.55 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, among the Company, Carousel, KIA V, KEP V, MJD and the other stockholders of the Company party thereto, substantially in the form of Exhibit A hereto.

          1.56  "Securities Act" means the Securities Act of 1933, as amended.

          1.57 "Shares" has the meaning set forth in the preamble to this Agreement.

          1.58 "Stockholders' Agreement" means the Stockholders' Agreement, dated as of the Closing Date, among the Company, Carousel, KIA V, KEP V, MJD, MJD Partners, Inc., Bugger Associates, Inc., Daniel G. Bergstein, Meyer Haberman, Eugene B. Johnson, Jack H. Thomas and the other stockholders of the Company party thereto, substantially in the form of Exhibit B hereto.

          1.59 "Subsidiary" means MJD Holdings Corp. and any other corporation, partnership, limited liability company or other entity of which the Company or MJD Holdings Corp. owns, directly or indirectly, at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity, including, but not limited to, (i) Big Sandy Telecom,
                                                         -
Inc., Bluestem Telephone

Company, Breadbasket Enterprises, Inc., C&E Acquisition Corp., Columbine Acquisition Corp., Kadoka Telephone Co., MJD Services Corp., MJD Ventures, Inc., MJD Telecom, Inc., Northland Telephone Company of Maine, Inc., Odin Telephone Exchange, Inc., Sidney Telephone Company, ST Broadcasting Company, Inc., ST Communications, Inc., ST Computer Resources, Inc., STE/NE Acquisition Corp. (d/b/a Northland Telephone Co. of Vermont, Inc.), ST Enterprises, Ltd., STE Finance Company, Inc., ST Long Distance, Inc., ST Paging, Inc. and Sunflower Telephone Company, Inc. and (ii) Chautauqua & Erie Telephone Corporation and C-R
                             --
Communications, Inc. upon the closing of the relevant pending acquisition set forth on Schedule 4.24 hereto.
         -------------

          1.60 "Tax" means any federal, state or local income, alternative, minimum, accumulated earnings, personal holding company, franchise, unincorporated business, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).


                                   ARTICLE II

                             ACQUISITION OF SHARES
                             ---------------------

          2.1  Acquisition and Issuance of Shares.  Subject to the terms and
               ----------------------------------
conditions hereof, the Company shall issue all of the Shares to the Buyers and the Buyers shall acquire all of the Shares from the Company for an aggregate purchase price of $15,000,000 (the "Purchase Price"), payable in cash at the
                                    --------------
Closing in the manner set forth in Section 2.2 hereof.

          2.2  Closing. The closing of the issuance and acquisition of the
               -------
Shares (the "Closing") shall take place at the offices of Debevoise & Plimpton,
             -------
875 Third Avenue, New York, New York 10022 at 10:00 a.m. on the next Business Day that is five days after the condition set forth in Section 6.3 hereof has been satisfied (or waived by the Buyers), or on such other date as the parties may agree to in writing. Notwithstanding the foregoing, the Closing shall not take place prior to the date that is 30 days after receipt by the Buyers of the audited consolidated and consolidating balance sheets and related statements of operations and cash flows referred to in Section 5.8(b) hereof. At the Closing:

          (a) the Company shall deliver to Carousel, free and clear of any Liens, stock certificates representing 21,897 Shares;

          (b) the Company shall deliver to Kelso, free and clear of any Liens, stock certificates representing 21,897 Shares;

          (c) Carousel shall pay $7,500,000 of the Purchase Price to the Company for its Shares so delivered by the Company, by wire transfer of immediately available funds to the account of the Company designated at least two business days prior to the Closing Date; and

          (d) Kelso shall pay $7,500,000 of the Purchase Price to the Company for their Shares so delivered by the Company, by wire transfer of immediately available funds to the account of the Company designated at least two business days prior to the Closing Date.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS
                  --------------------------------------------

          Each of the Buyers severally as to itself represents and warrants to the Company as follows:

          3.1  Status.  Such Buyer is a limited partnership duly organized,
               ------
validly existing and in good standing under the laws of the State of Delaware.

          3.2  Authorization and Binding Obligation.  Such Buyer has all
               ------------------------------------
necessary partnership power and authority to enter into and perform its obligations under this Agreement, the Stockholders' Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Stockholders' Agreement and the Registration Rights Agreement by such Buyer has been duly and validly authorized by all necessary partnership action on its part and this Agreement has been duly executed and delivered by such Buyer. This Agreement constitutes, and once executed by such Buyer the Stockholders' Agreement and the Registration Rights Agreement will constitute, the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with their respective terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

          3.3  No Conflicts, etc.  The execution, delivery and performance by
               -----------------
such Buyer of this Agreement, the Stockholders' Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), create in any other Person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in or require the creation of any Lien (or any obligation to create any Lien) on any of the properties or assets of such Buyer under (a) any Applicable Law, (b)
                                                     -                       -
any provision of the certificate of limited partnership or agreement of limited partnership of such Buyer, or (c) any contract, agreement or other instrument to
                               -
which such Buyer is a party or by which its properties or assets may be bound, except, in the case of clause (c), for violations, breaches and defaults that, individually and in the aggregate, would not cause a Material Adverse Effect.

          3.4  Brokers, Finders, etc.  All negotiations relating to this
               ---------------------
Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of such Buyer or any of its Affiliates in such manner as to, and the transactions contemplated hereby will not otherwise, give rise to any valid claim against the Company or any Subsidiary for any brokerage or finder's commission, fee or similar compensation.

          3.5  Acquisition for Investment.  Such Buyer is acquiring the Shares
               --------------------------
solely for investment, with no present intention to resell the Shares in violation of applicable securities laws. Such Buyer hereby acknowledges that the Shares have not been registered pursuant to the Securities Act and may not be transferred in the absence of such registration or an exemption therefrom under such Act.

          3.6  Investment Suitability.  Such Buyer has sufficient knowledge and
               ----------------------
experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and such Buyer is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares.

                                  ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF MJD AND THE COMPANY
             -----------------------------------------------------

          MJD and the Company jointly and severally represent and warrant to each of the Buyers as follows:

          4.1  Authorization and Binding Obligation.  Each of MJD and the
               ------------------------------------
Company has all necessary partnership or corporate power and authority, as the case may be, to enter into and perform its obligations under this Agreement, the Stockholders' Agreement, the Registration Rights Agreement and the MJD Exchange Documents and the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Stockholders' Agreement, the Registration Rights Agreement and the MJD Exchange Documents by each of MJD and the Company has been duly and validly authorized by all necessary partnership or corporate action, as the case may be, on its part and this Agreement has been duly executed and delivered by MJD and the Company. This Agreement constitutes, and once executed by MJD and the Company the Stockholders' Agreement, the Registration Rights Agreement and the MJD Exchange Documents will constitute, the legal, valid and binding obligation of each of MJD and the Company, enforceable against each of MJD and the Company in accordance with their respective terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

          4.2  Title to Shares.  Upon the delivery of and payment for the Shares
               ---------------
at the Closing as provided for in this Agreement, each of the Buyers will acquire good and valid title to all such Shares being sold to it by the Company, free and clear of all Liens, other than any Liens created by or on behalf of such Buyer.

          4.3  Capital Stock.  Immediately prior to the Closing, the authorized
               -------------
capital stock of the Company will consist of 130,000 shares of Common Stock, of which 38,370 shares will be issued and outstanding and owned of record by the Persons indicated on Schedule 4.3 hereto, 125,000 shares of Class B Nonvoting
                     ------------
common stock, par value $.01 per share, of which no shares will be issued and outstanding, 70,000 shares of Series A 11% Cumulative Redeemable Convertible Voting preferred stock, par value $.01 per share, of which 70,000 shares will be issued and outstanding and owned of record by the Persons indicated on Schedule
                                                                       --------
4.3 hereto, 55,000 shares of Series B 11% Cumulative Redeemable Convertible
---
Nonvoting preferred stock, par value $.01 per share, of which no shares will be issued and outstanding, and 290,000 shares of Series C 14% Cumulative Redeemable Nonvoting preferred stock, par value $.01 per share, of which 183,060 shares will be issued and outstanding and owned of record by the Persons indicated on
Schedule 4.3 hereto. Immediately following the Closing and after giving effect
------------
to the transactions contemplated by this Agreement, the authorized capital stock of the Company will consist of 130,000 shares of Common Stock, of which 87,588 shares will be issued and outstanding on a fully-diluted basis and owned of record by the Persons indicated on Schedule 4.3 hereto, 125,000 shares of Class
                                   ------------
B Nonvoting common stock, par value $.01 per share, of which no shares will be issued and outstanding, and 13,500 shares of Series C 14% Cumulative Redeemable Nonvoting preferred stock, par value $.01 per share, of which 13,016.40 shares will be issued and outstanding and owned of record by the Persons indicated on
Schedule 4.3 hereto.  Schedule 4.3 hereto also lists (a) the authorized capital
------------          ------------                    -
stock of each Subsidiary and (b) all of the issued and outstanding capital stock
                              -
and other equity interests of MJD, the Company and the Subsidiaries, together with the name and address of each holder thereof and the amount owned by such holder. All issued and outstanding capital stock and other equity interests of MJD, the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are, and from the date hereof (or, in the case of Chautauqua & Erie Telephone Corporation and C-R Communications, Inc., the date of the closing of the acquisition of such entity by the Company or a Subsidiary, as the case may be) through the Closing Date will be, owned beneficially and of record by the Persons indicated on Schedule 4.3 hereto, free
                                                       ------------
and clear of all Liens, except as set forth on Schedule 4.3 hereto.  There are
                                               ------------
no preemptive or similar rights on the part of any holders of capital stock or other equity interests of MJD, the Company or any Subsidiary, except as set forth on Schedule 4.3 hereto. Except as set forth in Schedule 4.3 hereto, no
         ------------                                 ------------
subscriptions, options, warrants, calls, conversions or other rights, agreements, commitments, arrangements or understandings of any kind obligating MJD, the Company or any Subsidiary, contingently or otherwise, to issue or sell, or cause to be issued or sold, any capital stock or other equity interest of MJD, the Company or any Subsidiary, or securities convertible into or exchangeable for any capital stock or other equity interest of MJD, the Company or any Subsidiary, are outstanding, and no authorization therefor has been given. Except as set forth in Schedule 4.3 hereto, there are no outstanding
                               ------------
contractual obligations of MJD, the Company or any Subsidiary to repurchase, redeem or otherwise acquire any of its outstanding capital stock or other equity interests.  Except as set forth in Schedule 4.3 hereto, no holder of any
                                          ------------
outstanding capital stock or other equity interest of MJD, the Company or any Subsidiary has the right to cause MJD, the Company or such Subsidiary to repurchase or redeem such capital stock or other equity interest.

          4.4  Status.  (a)  Each of MJD, the Company and the Subsidiaries is a
               ------
limited partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of its respective state of formation or incorporation, as the case may be, which state is set forth on
Schedule 4.4 Part(a) hereto, and has full partnership or corporate power and
--------------------
authority, as the case may be, to conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated. The Company was incorporated under the laws of the State of Delaware on February 25, 1991.

          (b) Each of the Company and the Subsidiaries is duly qualified or licensed to do business and is in good standing in each of the jurisdictions specified in Schedule 4.4 Part(b), which includes each jurisdiction in which the
             --------------------
nature of its business or the properties owned or leased by it makes such qualification or licensing necessary.

          (c) True and complete copies of the articles of incorporation, by-laws and other organizational documents of the Company and each Subsidiary, as amended to and including the date hereof, have been delivered to the Buyers. Neither the Company nor any Subsidiary is in violation of any provision of its articles of incorporation, by-laws or other organizational documents. The stock books and stock transfer records of the Company and each Subsidiary, true and complete copies of which have been made available to the Buyers, contain true and complete records of all issuances and transfers of capital stock and other equity interests of the Company and the Subsidiaries. The minute books, covering the last three fiscal years and the period since the end of the last fiscal year, of the Company and each Subsidiary, which have been made available to the Buyers, correctly reflect in all material respects (i) all corporate
                                                           -
actions taken by the stockholders of each such entity that such stockholders were required by Applicable Law to take, (ii) all corporate actions taken by the
                                          --
board of directors of each such entity that such board of directors was required by Applicable Law to take and (iii) all other corporate actions taken by the
                               ---
stockholders and the board of directors of each such entity from the date of its formation to and including the date hereof.

          (d)  Schedule 4.4 Part(d) hereto lists the name of the officers and
               --------------------
directors of the Company and each Subsidiary.

          (e)  Schedule 4.4 Part(e) hereto lists the principal business
               --------------------
activities of the Company and each Subsidiary and the principal geographical area served by the Company and each Subsidiary.

          4.5  No Conflicts, etc.  Except as set forth in Schedule 4.5 hereto,
               -----------------                          ------------
the execution, delivery and performance by MJD and the Company of this Agreement, the Stockholders' Agreement, the Registration Rights Agreement and the MJD Exchange Documents and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), create in any other Person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in or require the creation of any Lien (or any obligation to create any Lien) on any of the properties or assets of MJD, the Company or any Subsidiary under (a)
                                                                             -
any Applicable Law, (b) any provision of the certificate of limited partnership,
                     -
agreement of limited partnership, articles of incorporation, by-laws or other organizational documents, as the case may be, of MJD, the Company or any Subsidiary, or (c) any Contract or any contract, agreement or other instrument
                -
to which MJD is a party or by which any of MJD's, the Company's or any Subsidiary's properties or assets may be bound, except, in the case of clause
(c), for violations, breaches and defaults that, individually and in the aggregate, would not cause a Material Adverse Effect. Except for the requirements of the HSRA or as specifically disclosed in Schedule 4.6 hereto, no
                                                         ------------
Governmental Approval or other consent of or registration or filing with any Person is required to be obtained or made by MJD, the Company or any Subsidiary in connection with the execution and delivery of this Agreement, the Stockholders' Agreement, the Registration Rights Agreement or the MJD Exchange Documents or the consummation of the transactions contemplated hereby or thereby.

          4.6  Governmental Approvals and Authorizations.  Except as set forth
               -----------------------------------------
in Schedule 4.6 hereto and except for the requirements of the HSRA, all
   ------------
approvals, permits, qualifications, authorizations, licenses, franchises, consents, orders, registrations and other approvals (collectively, the "Governmental Approvals") of and registrations and filings with all Governmental
-----------------------
Authorities which are (a) necessary in order to permit the Company and the
                       -
Subsidiaries to carry on their respective businesses or for the lawful consummation of the transactions contemplated by this Agreement, including, but not limited to, the Governmental Approvals of the state, counties and municipalities served or anticipated to be served by the Company or any Subsidiary after the Closing, or (b) material to the installation, conduct and
                                  -
operation of the respective businesses of the Company and the Subsidiaries have been obtained or made and are in full force and effect, except where the failure to make any such registration or filing or to obtain or maintain any such Governmental Approval in full force and effect would not cause a Material Adverse Effect. Each such registration and filing and each of the Governmental Approvals is listed in Schedule 4.6 hereto and the Company or MJD has delivered
                       ------------
or made available to the Buyers true and complete copies of all such registrations and filings and Governmental Approvals, including any and all amendments and other modifications to such items. There has been no material violation, cancellation, suspension, revocation or default of any Governmental Approval or any notice of violation, cancellation, suspension, revocation, default or dispute affecting any Governmental Approval, and, to the Knowledge of MJD, no basis exists for any such action, including, but not limited to, as a result of the consummation of the transactions contemplated by this Agreement.

          4.7  Compliance with Laws.  Neither MJD nor the Company nor any
               --------------------
Subsidiary is in conflict with or in violation or breach of or default in any material respect under (i) any Applicable Law or (ii) any provision of its
                        -                         --
organizational documents and neither MJD nor the Company nor any Subsidiary has received any written notice or, to the Knowledge of MJD, any other notice alleging any such conflict, violation, breach or default. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary nor any of their respective officers or directors, or, to the Knowledge of MJD, any employee, stockholder or other representative of the Company or any Subsidiary, has, directly or indirectly, made or authorized any payment, contribution, or gift of money, property or services in violation of any Applicable Law (i) as a
                                                                        -
kickback or bribe to any Person or (ii) to any political organization or the
                                    --
holder of, or any aspirant to, any elective or appointed office of any Governmental Authority. There are no outstanding judgments, orders, writs or decrees of any Governmental Authority binding upon the Company or any Subsidiary or any of their respective assets.

          4.8  Real Property.  (a)  Schedule 4.8 Part (a) hereto contains a
               -------------        ---------------------
complete and correct list of all Owned Real Property with a book value in excess of $100,000, together with a description of each parcel of such Owned Real Property. Except as set forth in Schedule 4.8 Part (a) hereto, the Company and
                                  ---------------------
the Subsidiaries have good and marketable fee title in the Owned Real Property, including the buildings, structures and other improvements thereon, free and clear of all Liens, except for Permitted Encumbrances and for utility and similar easements that do not individually or in the aggregate materially impair or adversely effect the use for which such Owned Real Property is currently utilized or the value of such Owned Real Property. The Company or MJD has delivered to the Buyers true and correct copies of any material title insurance commitments, title insurance policies and surveys in MJD's, the Company's or any Subsidiary's possession relating to each parcel of Owned Real Property.

          (b)  Schedule 4.8 Part (b) hereto contains a complete and correct list
               ---------------------
of all Real Property Leases (i) relating to real property on which switching
                             -
equipment is
located, (ii) which require annual rental or similar payments of more than
          --
$50,000 or (iii) which the Company deems material to the business or operations
            ---
of the Company or any Subsidiary, setting forth the address, landlord and tenant for each such Real Property Lease, describing the premises and all improvements leased pursuant to each such Real Property Lease, listing the expiration date of, the current annual rent paid under each such Real Property Lease and whether such Real Property Lease contains any renewal or purchase options. Except for the Owned Real Property and the Real Property Leases, no real property is used or occupied by the Company or any Subsidiary.

          (c)  Except as set forth on Schedule 4.8 Part (c) hereto, each parcel
                                      ---------------------
of Owned Real Property and the current use and operation of such real property conform in all material respects to all restrictive covenants, conditions, easements, building, subdivision, zoning and similar codes and federal, state and local laws, regulations, rules, orders and ordinances and neither MJD nor the Company nor any Subsidiary has received any written notice of any material violation or claimed violation of any such restrictive covenant, condition or easement, or any building, subdivision, zoning or similar code, or any federal, state or local law, regulation, rule, order or ordinance. Except as set forth on
Schedule 4.8 Part (c) hereto, no current use of the Owned Real Property by the
---------------------
Company or any Subsidiary is dependent on a non-conforming use or other Governmental Approval, the absence of which would cause a Material Adverse Effect. The improvements on the Owned Real Property are in good working condition and repair, reasonable wear and tear excepted. Each parcel of Owned Real Property is assessed for real estate tax purposes as a wholly independent lot.

          (d)  Except as set forth on Schedule 4.8 Part (d) hereto, the
                                      ---------------------
improvements upon each parcel of real property leased by the Company or any Subsidiary and the current use and operation of such real property conform in all material respects to all restrictive covenants, conditions, easements, building, subdivision, zoning and similar codes and federal, state and local laws, regulations, rules, orders and ordinances and neither MJD nor the Company nor any Subsidiary has received any written notice of any violation or claimed violation of any such restrictive covenant, condition or easement, or any building, subdivision, zoning or similar code, or any federal, state or local law, regulation, rule, order or ordinance. Except as set forth on Schedule 4.8
                                                                   ------------
Part (d) hereto, the premises which are the subject of the Real Property Leases
--------
are zoned for the purposes for which they are currently being used by the Company and the Subsidiaries. The improvements on the real property premises which are the subject of the Real Property Leases are in good working condition and repair.

          (e) There is no pending or, to the Knowledge of MJD, threatened or contemplated action to take by eminent domain or otherwise to condemn any portion of the Owned Real Property or any portion of any premises which are the subject of the Real Property Leases and neither MJD nor the Company nor any Subsidiary has received written notice thereof. There exists no writ, injunction, decree, order or judgment, nor any litigation, pending or to the Knowledge of MJD, threatened, relating to the ownership, use, lease, occupancy or operation of the Owned Real Property or any of the premises which are the subject of the Real Property Leases, except for the existence of which would not individually or in the aggregate materially impair or adversely effect the use for which such real property is currently utilized or the value of such real property.

          (f) Each Real Property Lease is legal, valid, binding, enforceable and in full force and effect. Neither the Company nor any Subsidiary nor, to the Knowledge of MJD, any other party is in material default, violation or breach under any Real Property Lease, and, to the Knowledge of MJD, no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a material default, violation or breach thereunder. No material amount payable under any Real Property Lease is past due. Neither MJD nor the Company nor any Subsidiary has received any written notice of a material default, offset or counterclaim under any Real Property Lease or any other communication asserting non-compliance with any Real Property Lease. Except as set forth on Schedule 4.8 Part(f) hereto, the Company and the
                               --------------------
Subsidiaries have the exclusive right to use and occupy the premises leased under each Real Property Lease. The Company and the Subsidiaries enjoy peaceful and undisturbed possession of the premises leased by the Company and the Subsidiaries under each Real Property Lease. Except as set forth on Schedule
                                                                     --------
4.8 Part (f) hereto, the Company and each Subsidiary has good and valid title to
------------
the leasehold estate under its respective Real Property Leases, free and clear of all Liens, except for lessors' interests in the Real Property. The Company or MJD has delivered to the Buyers complete and correct copies of the Real Property Leases listed on Schedule 4.8 Part (b) hereto, together, in the case of
                          ---------------------
any subleases or similar occupancy agreements, with copies of all overleases.

          4.9  Title to and Condition of Personal Property.  (a)  The Company
               -------------------------------------------
and each Subsidiary has good and valid title to all tangible personal property which it owns, including all tangible personal property reflected in the unaudited consolidated balance sheet of the Company and subsidiaries as of December 31, 1996 included in the Financial Statements as being owned by the Company and such Subsidiary, except for tangible personal property disposed of in the ordinary course of business and consistent with prior practice since December 31, 1996, in each case free and clear of all Liens, except as set forth on Schedule 4.9 hereto.  Except as set forth in
                       ------------
Schedule 4.9 hereto, the tangible personal property of the Company and the
------------
Subsidiaries is, in the aggregate, all of the tangible personal property required to conduct the business of the Company and the Subsidiaries as presently conducted. The Company and the Subsidiaries have maintained all such material tangible personal property in good repair, working order and operating condition, subject only to ordinary wear and tear.

          (b) On the Closing Date, the Company will own or have the right to use, directly or indirectly, all assets, properties, rights, franchises, claims and agreements of every kind and description necessary to conduct the business and operations of the Company and the Subsidiaries as presently conducted.

          4.10 Intellectual Property.  Schedule 4.10 hereto contains a complete
               ---------------------   -------------
and correct list and description of all Intellectual Property which is used in, or otherwise material to, the business of the Company and the Subsidiaries as presently conducted (the "Intellectual Property Assets"). Each Intellectual
                          ----------------------------
Property Asset is either owned or validly licensed by the Company and the Subsidiaries and Schedule 4.10 hereto identifies which Intellectual Property
                 -------------
Assets are so owned, which are so licensed and which entity is the owner or licensee of each such Intellectual Property Asset. The Company or MJD has delivered to the Buyers copies of all material documents and true and complete memoranda describing the terms of any oral agreements regarding Intellectual Property Assets, if any, establishing such rights, licenses or other authority. There is no pending or, to the Knowledge of MJD, threatened proceeding or litigation affecting, or with respect to, any Intellectual Property Assets. The Company and each Subsidiary is in material compliance with the terms of any license of an Intellectual Property Asset and neither MJD nor the Company nor any Subsidiary has received any written notice of, and to the Knowledge of MJD there is not, any infringement or unlawful use of the Intellectual Property Assets. The conduct of the business of the Company and the Subsidiaries as presently conducted does not infringe in any material respect with the rights of any third party in respect of any Intellectual Property. Except as disclosed in
Schedule 4.10 hereto, each Intellectual Property Asset owned by the Company and
-------------
the Subsidiaries is owned free and clear of all Liens. Except as disclosed in
Schedule 4.10 hereto, neither the Company nor any Subsidiary has sold, licensed
-------------
or otherwise disposed of any of the Intellectual Property Assets to any Person and neither the Company nor any Subsidiary has agreed to indemnify any Person for any patent, trademark or copyright infringement. Schedule 4.10 hereto lists
                                                      -------------
all of the Intellectual Property Assets which have been registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and United States Copyright Office or other filing offices, domestic or foreign.

          4.11 Contracts.  (a)  Schedule 4.11 hereto lists all Contracts as of
               ---------        -------------
the date of this Agreement, except Real Property Leases which are listed in

Schedule 4.8 Part (b) hereto, Collective Bargaining Agreements which are listed
---------------------
in Schedule 4.12 Part(a) hereto, Contracts relating to employment or consulting
   ---------------------
which are listed in Schedule 4.12 Part(c) hereto, Plans which are listed in
                    ---------------------
Schedule 4.13 hereto and the policies relating to insurance which are listed in
-------------
Schedule 4.19 hereto.
-------------

          (b) The Company or MJD has delivered to the Buyers true and complete copies of all written Contracts and true and complete memoranda describing the terms of all oral Contracts listed in Schedule 4.11 hereto, together with a
                                          -------------
complete and correct copy or description, as the case may be, of all amendments thereto. All material liabilities and obligations under such Contracts can be ascertained from such copies or memoranda. Each Contract is valid, in full force and effect, binding and enforceable by the Company or the Subsidiary party thereto in accordance with its respective terms. The Company and the Subsidiaries have complied in all material respects with the terms of all Contracts, including, but not limited to, all such terms requiring the filing of statements (financial or otherwise) and the payment of any amounts, and are not in default under any Contract, except for defaults that, individually and in the aggregate, would not be material to the Company, any Subsidiary or the business of the Company or any Subsidiary. Except as set forth on Schedule 4.11 hereto,
                                                          -------------
neither the Company nor any Subsidiary has granted or been granted any material waiver or forbearance with respect to any of the Contracts since January 1, 1994. To the Knowledge of MJD, no other contracting party is in material default under any of the Contracts. The Contracts which are listed in Schedules
                                                                       ---------
4.8 Part (b), 4.11, 4.12, 4.13 and 4.19 hereto include all those Contracts,
---------------------------------------
agreements, commitments and similar understandings necessary to conduct the business and operations of the Company and the Subsidiaries as presently conducted in all material respects.

          4.12 Personnel Information.  (a)  Schedule 4.12 Part (a) hereto
               ---------------------        ----------------------
contains a true and complete payroll list of all individuals employed by the Company or any Subsidiary and all officers, directors, sales representatives, independent contractors and other personnel providing services to the Company or any Subsidiary in connection with the operation of the business thereof as of December 31, 1996.

          (b)  Except as set forth in Schedule 4.12 Part(b) or 4.13 hereto,
                                      -----------------------------
neither the Company nor any Subsidiary is a party to or bound by any collective bargaining or other labor agreement, and there are no labor unions or other organizations representing, or, to the Knowledge of MJD, purporting to represent or attempting to represent any employees employed by the Company or any Subsidiary. The Company or MJD
has provided to the Buyers true and complete copies of each collective bargaining or other labor agreement listed in Schedule 4.12 Part (b)
                                              ----------------------
hereto.  Except as set forth on Schedule 4.12 Part (b) hereto, since January 1,
                                ----------------------
1994, there has not occurred or, to the Knowledge of MJD, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees or former employees of the Company or any Subsidiary. Except as set forth on Schedule 4.12 Part (b) hereto, there are no material labor disputes
         ----------------------
currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the Knowledge of MJD, threatened with respect to any employee of the Company or any Subsidiary. The Company and each Subsidiary has complied in all material respects with all Applicable Laws pertaining to the employment or termination of employment of its employees, including, but not limited to, all such Applicable Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities.

          (c)  Except as set forth on Schedule 4.12 Part(c) hereto, there are no
                                      ---------------------
Contracts between the Company or any Subsidiary, on the one hand, and any employee, consultant, officer, director or other Person performing services for the Company or any Subsidiary, on the other hand, relating to employment or performance of services for the Company or any Subsidiary or compensation therefor.

          4.13 Employee Benefit Plans.  Schedule 4.13 hereto contains a true and
               ----------------------   -------------
complete list of each employee benefit plan, within the meaning of section 3(3) of ERISA, and each other employment, severance, retention, change in control, incentive or deferred compensation, stock or other equity based, retirement, welfare, fringe benefit or other similar plan, program, agreement, understanding, arrangement, trust or other funding arrangement, whether or not subject to the provisions of ERISA, which is (x) maintained or contributed to by
                                              -
the Company or any Subsidiary or to which the Company or any Subsidiary is a party or is obligated to contribute or by which the Company or any Subsidiary is bound and (y) under which any employee, former employee or retiree of the
           -
Company or any Subsidiary is eligible to participate or derive a benefit, other than any such plan, program, agreement, understanding, arrangement, trust or other funding arrangement (A) which may be terminated upon no more than 30 days'
                           -
notice without any liability or obligation of the Company or any Subsidiary or
(B) which provides for annual payments not exceeding $50,000 in the aggregate
--
(the "Plans").  Except as set forth on Schedule 4.13 hereto, (a) neither the
      -----                            -------------          -
Company nor any Subsidiary has incurred or reasonably expects to incur (either directly or indirectly, including as a result of any indemnification obligation) any material liability or obligation under or pursuant to Title I or IV of ERISA (including, without limitation, under section 4069 of ERISA or by reason of the termination of a plan subject to Title IV of ERISA maintained by any Person who, at the time of such termination, was a member of the same controlled group of corporations (within the meaning of section 414(b) and (c) of the Code) as the Company or such Subsidiary) or the penalty, excise tax or joint and several liability provisions of the Code relating to employee pension benefit plans and no event, transaction or condition has occurred or exists which could result in any such liability of the Company or any Subsidiary or, following the Closing, any of the Buyers, (b) each Plan intended to be qualified under section 401(a)
                    -
of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to its qualification under the Code and no fact or condition exists which could reasonably be expected to result in the disqualification of any such Plan, (c)
                                                                            -
there are no material pending or, to the Knowledge of MJD, threatened claims by or on behalf of any of the Plans, by or on behalf of any employee or former employee of the Company or any Subsidiary or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits), (d) no
                                                                     -
condition exists and no event has occurred with respect to any Plan that is a multiemployer plan (as defined in section 4001(a)(3) of ERISA) (a "Multiemployer
                                                                   -------------
Plan") which presents a risk of the incurrence by the Company or any Subsidiary
----
of any material complete or partial withdrawal liability under Subtitle E of Title IV of ERISA and (e) no Multiemployer Plan is in "reorganization" or
                       -
"insolvent" within the meaning of section 4241 or 4245 of ERISA, respectively. Each of the Plans has been operated and administered in all material respects in accordance with all Applicable Laws, including but not limited to ERISA and the Code. No Plan is a "multiple employer plan" within the meaning of section 4063 or 4064 of ERISA. All material contributions required to have been made by the Company and each Subsidiary to or in respect of any Plan pursuant to Applicable Law (including, but not limited to, ERISA and the Code) have been made within the time prescribed thereby. With respect to each Plan that is subject to the minimum funding requirements of section 412 of the Code or section 302 of ERISA, other than a Multiemployer Plan, the "accumulated benefit obligations," within the meaning of the Financial Accounting Standards Board Statement No. 87, under each such Plan, determined as of December 31, 1996 on the basis of reasonable actuarial assumptions, did not exceed the fair market value of the assets of such Plan, determined as of December 31, 1996. The Company or MJD has provided or made available to the Buyers true and complete copies of all written Plans, descriptions of all unwritten Plans, and all trust, other funding arrangements and other material documents in respect thereof.

          4.14 Litigation.  Except as set forth in Schedule 4.14 hereto, there
               ----------                          -------------
is no claim, litigation, proceeding or investigation pending or, to the Knowledge of MJD, threatened, against or affecting the business or any of the assets of the Company or any

Subsidiary or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken in connection with this Agreement. Except as set forth in Schedule 4.14 hereto, to the Knowledge of MJD, there has
                       -------------
been no investigation of the Company or any Subsidiary conducted by any grand jury or Governmental Authority since January 1, 1992.

          4.15  Transaction with Affiliates.  Except as set forth in Schedule
                ---------------------------                          --------
4.15 hereto, neither MJD nor any of Daniel G. Bergstein, Bugger Associates,
----
Inc., Meyer Haberman, Eugene B. Johnson, Jack H. Thomas or any of their Affiliates, nor any Affiliate of MJD, the Company or any Subsidiary (other than the Company or another Subsidiary) owns any assets used or useful in, or otherwise material to, the business of the Company and the Subsidiaries as presently conducted or is a party to any Contract.

          4.16  Financial Statements, etc.  Schedule 4.16 hereto contains true
                -------------------------   -------------
and complete copies of the Financial Statements. The Financial Statements are true and correct in all material respects and have been prepared in accordance with GAAP. The Financial Statements contain adequate reserves for uncollectible accounts receivable and accurately reflect and fairly present in all material respects the financial condition, position, results of operations and, as appropriate, cash flows of the Company and its subsidiaries as of the dates and for the periods indicated.

          4.17  Absences of Undisclosed Liabilities.  Except as specifically
                -----------------------------------
disclosed in Schedule 4.17 hereto and except for (a) liabilities as and to the
             -------------                        -
extent reflected or reserved against on the unaudited consolidated and consolidating balance sheets of the Company and its subsidiaries as of December 31, 1996 included in the Financial Statements, (b) immaterial liabilities
                                                -
incurred since December 31, 1996, in the ordinary course of business, consistent with past practice, of the Company and the Subsidiaries, (c) ordinary course
                                                          -
liabilities incurred under any Contract not required to be disclosed on any Schedule to this Agreement because of any applicable dollar threshold contained in this Agreement, and (d) liabilities incurred by the Company or any Subsidiary
                        -
since the date of this Agreement under any Contract entered into or renewed as permitted by Section 5.2(b)(viii) hereof, neither the Company nor any Subsidiary has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

          4.18  Absence of Changes or Events.  Except as disclosed in Schedule
                ----------------------------                          --------
4.18 hereto, since December 31, 1996, there has not been any material adverse
----
change in the business, assets, properties, liabilities, revenues, costs and expenses, income, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole. Without limiting the foregoing, except as set forth on

Schedule 4.18 hereto, since December 31, 1996, neither the Company nor any
-------------
Subsidiary has:

          (a) purchased, sold or leased, or agreed to purchase, sell or lease, any material asset, except for sales of obsolete equipment in the ordinary course of business, consistent with past practices;

          (b) granted or committed to grant any bonus, commission or other form of incentive compensation or increased or committed to increase the compensation or fees payable to or in respect of any employee, director, officer, sales representative, independent contractor, consultant or Affiliate of the Company or any Subsidiary except as set forth on Schedule
                                                                       --------
     4.12 hereto or to the extent required under the express terms of any
     ----
     employment, consulting or management agreement set forth on Schedule 4.12
                                                                 -------------
     Part (c) hereto or any collective bargaining agreement as in effect on the
     --------
     date hereof;

          (c) entered into, adopted or amended, or committed to enter into, adopt or amend, any employment, consulting, retention, change-in-control, severance, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement for the benefit of any employee, officer, director, sales representative, independent contractor, agent, consultant or Affiliate of the Company or any Subsidiary (whether or not legally binding);

          (d) made any loans to any Person, except advances to employees and representatives of the Company or any Subsidiary in the ordinary course of business for travel and similar purposes;

          (e) written off any receivables, except in the ordinary course of business, consistent with past practices;

          (f) declared, made, set aside or paid any dividend, distribution, or payment on, or any purchase or redemption of, any capital stock or other equity interests of the Company or any Subsidiary, or made any commitment therefor;

          (g) issued or sold any capital stock or other equity interests of the Company or any Subsidiary, or any subscriptions, options, warrants, calls, conversions or other rights, agreements, commitments, arrangements or un-derstandings of any kind obligating the Company or any Subsidiary, contingently or otherwise, to issue or sell, or cause to be issued or sold, any capital stock or other equity interest of the Company or any Subsidiary;

          (h) made any material change (for book or Tax purposes) in any method of accounting or accounting practice;

          (i) suffered the loss of any key employee or key independent contractor or, other than in the ordinary course of business, consistent with past practices, retained any new key employees or independent contractors;

          (j) allowed any material permit issued to the Company or any Subsidiary to lapse or terminate; or

          (k) entered into any material transaction not in the ordinary course of business or agreed (whether or not in writing) to do any of the foregoing.

          4.19 Insurance.  The assets owned by the Company and the Subsidiaries
               ---------
are insured against loss, damage or injury in amounts listed in Schedule 4.19
                                                                -------------
hereto, which shows all insurance policies held by the Company and the Subsidiaries relating to the business of the Company and the Subsidiaries, including, but not limited to, keyman life insurance policies, if any, on the Company's or any Subsidiary's executive officers, together with the policy limits, the type of coverage, the location of the property covered, annual premium, premium payment dates and expiration date of each of the policies. Copies of all such insurance policies have been furnished to the Buyers. All such insurance policies are in full force and effect and all premiums due thereon have been paid. The insurance coverage provided by such policies is reasonably adequate for the business engaged in by the Company and each of the Subsidiaries.

          4.20 Taxes.  (a)  Except as set forth on Schedule 4.20 Part (a)
               -----                               ----------------------
hereto, (i) the Company and each Subsidiary have duly and timely filed all Tax
         -
returns and forms required to be filed, (ii) all such returns and forms are true
                                         --
and correct in all material respects, (iii) the Company and each Subsidiary have
                                       ---
paid in full or discharged all Taxes required to be paid or chargeable as a Lien upon its assets (other than Taxes that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) and (iv) the Company and each Subsidiary have duly and
                           --
timely withheld all Taxes required to be withheld in connection with the assets or business of the Company and such Subsidiary, and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose.

          (b)  Except as set forth in Schedule 4.20 Part (b) hereto, neither the
                                      ----------------------
Company nor any Subsidiary (i) is a party to or bound by or has any obligation
                            -
under any Tax allocation, sharing, indemnity or similar agreement or arrangement, (ii) is or has been a member of any group of companies filing a
              --
consolidated, combined or unitary income Tax return, (iii) is currently the
                                                      ---
beneficiary of any extension of time within which to file any Tax return or (iv)
                                                                             --
has waived any statute of limitations or otherwise agreed to any extension of the period for assessment or collection with respect to Taxes, which waiver or agreement is currently in force.

          (c)  Except as set forth on Schedule 4.20 Part (c) hereto, (i) neither
                                      ----------------------          -
the Company nor any Subsidiary is currently under audit with respect to Taxes by any Governmental Authority and there has been no claim or issue (other than a claim or issue that has been finally settled) concerning any liability for Taxes of the Company or any Subsidiary asserted in writing by any Governmental Authority and (ii) there are no outstanding adjustments for income Tax purposes
               --
applicable to the Company or any Subsidiary required as a result of changes in methods of accounting.

          (d)  Schedule 4.20 Part (d) hereto lists all income Tax returns that
               ----------------------
have been filed with respect to the Company and any Subsidiary that have not yet been audited or are currently the subject of audit.

          (e)  Except as set forth in Schedule 4.20 Part (e) hereto, neither the
                                      ----------------------
Company nor any Subsidiary will, as a result of the transactions contemplated by this Agreement, make or become obligated to make any parachute payment as defined in section 280(G) of the Code.

          4.21 Environmental Matters.  (a)  Except as set forth on Schedule 4.21
               ---------------------                               -------------
Part (a) hereto, the Company's and each Subsidiary's operation and use of the
--------
Owned Real Property and the premises which are the subject of the Real Property Leases are in compliance in all material respects with all Environmental Laws. The Company and the Subsidiaries have obtained all environmental, health and safety permits material to the operation of the business of the Company and the Subsidiaries as presently conducted, and all such permits are in full force and effect and the Company and each Subsidiary is in material compliance with the terms and conditions of each such permit. There are no outstanding Liens on any interest in any of the Owned Real Property or Real Property Leases under any Environmental Laws. Neither MJD, nor the Company nor any Subsidiary has received any notice of, nor to the Knowledge of MJD are there, any administrative or judicial investigations, proceedings or actions with respect to violations, alleged or proven, of Environmental Laws by the Company or any Subsidiary or any of its tenants or subtenants, or otherwise involving the Owned Real Property or the Real Property Leases or the operations conducted on the premises subject to the Real Property Leases.

          (b)  Except as set forth on Schedule 4.21 Part (b) hereto, there has
                                      ----------------------
been no release (nor, to the Knowledge of MJD, is there any substantial threat of a release) of any Hazardous Substance at or from the Owned Real Property or the premises which are the subject of the Real Property Leases in amounts or concentrations requiring remediation under or that would violate current Environmental Laws or that would create any material liability to any third Person. Except as set forth on Schedule 4.21 Part (b) hereto, there are no
                                ----------------------
Hazardous Substances present on the Owned Real Property or the premises which are the subject of Real Property Leases except for ordinary quantities of properly stored Hazardous Substances found in consumer or commercial products that are used in the normal course of the business of the Company and the Subsidiaries. Except as set forth on Schedule 4.21 Part (b) hereto, there are
                                      ----------------------
no underground storage tanks, or underground piping associated with such tanks, on the Owned Real Property or on the premises which are the subject of the Real Property Leases. MJD has provided the Buyers with copies of all environmental reports relating to the Owned Real Property or the premises which are the subject of the Real Property Leases that are in MJD's, the Company's or any Subsidiary's possession.

          (c) All Losses of the Company and any of the Subsidiaries associated with the implementation of all remedial and corrective action in accordance with all Environmental Laws related to the matters set forth on Schedule 3.33 to the Securities Purchase Agreement, dated as of June 30, 1994, as amended, among the Company, ST Enterprises, Ltd. and Fleet will not exceed $200,000 in the aggregate.

          4.22 Financing Statements.  The material assets owned by the Company
               --------------------
and the Subsidiaries are and have been located in the states of Colorado, Illinois, Kansas, Maine, New Hampshire, North Carolina, South Dakota and Vermont, since they were acquired by the Company or any Subsidiary. All financing statements and similar instruments filed by any party with respect to such assets are listed in Schedule 4.22 hereto.
                          -------------

          4.23 Investments.  Except as set forth on Schedule 4.23 hereto,
               -----------                          -------------
neither the Company nor any Subsidiary owns, directly or indirectly, any shares of capital stock or other equity interests (or any interest convertible into capital stock or other equity interest) in any corporation, partnership, joint venture, limited liability company or other entity, or has any commitment to contribute to the capital of, make loans to, or share in the losses of, any enterprise.

          4.24 Pending Acquisitions.  MJD has delivered to the Buyers true and
               --------------------
complete copies of all Contracts and transaction documents relating to any pending acquisition by the Company or any Subsidiary. Schedule 4.24 hereto
                                                       -------------
lists all such pending acquisitions by the Company or any Subsidiary and, as of the date hereof, their status and anticipated closing dates. All representations and warranties made by or on behalf of the Company or any Subsidiary in any such Contracts or transaction documents are true and correct in all material respects on the date hereof with the same effect as though such representations and warranties had been made on the date hereof. To the Knowledge of MJD, all representations and warranties made in any such Contracts or transaction documents by or on behalf of any party thereto other than the Company or any Subsidiary are true and correct in all material respects on the date hereof with the same effect as though such representations and warranties had been made on the date hereof.

          4.25 Broker, Finders, etc.  All negotiations relating to this
               --------------------
Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of MJD, the Company or any Subsidiary or any of their respective Affiliates in such manner as to, and the transactions contemplated hereby will not otherwise, give rise to any valid claim against the Company or any Subsidiary for any brokerage or finder's commission, fee or similar compensation.

          4.26 Bank Accounts.  Schedule 4.26 hereto sets forth a complete and
               -------------   -------------
correct list in all material respects containing the names of each bank in which the Company or any Subsidiary has an account or safe deposit or lock box and the account or box number, as the case may be.

          4.27 Local Exchange Related Matters.  Schedule 4.27 hereto sets forth
               ------------------------------   -------------
a list containing the name of the Company and each Subsidiary and the number of access lines served by the Company and such Subsidiary as of the date hereof. The Company and the Subsidiaries serve an aggregate of no fewer than 34,017 access lines, as of December 31, 1996, and no single end user of the Company or any Subsidiary accounts for more than 10% of the Company's or such Subsidiary's gross revenues. Except as set forth on Schedule 4.27 hereto, no other wireline
                                       -------------
telephone company, other access provider or other Person competes, or to the Knowledge of MJD, has any plans to compete, with the Company or any Subsidiary in any local exchange market served by the Company or such Subsidiary. To the Knowledge of MJD, there are no pending or proposed changes to any law, rule or regulation governing the Company or any Subsidiary which, were such changes to become Applicable Law, would reasonably be expected to cause a Material Adverse Effect, except as set forth on Schedule 4.27 hereto.
   -------------

          4.28 Tariffs.  Schedule 4.28 hereto sets forth all material tariffs,
               -------   -------------
charges and rates on file with or imposed by the Federal Communications Commission, the National Exchange Carrier Association, any public utility commission or other Governmental Authority applicable to the Company or any Subsidiary.

          4.29 Investment Company Act.  Neither the Company nor any Subsidiary
               ----------------------
nor any Affiliate is a "registered investment company" within the meaning of the Investment Company Act of 1940, as amended.

          4.30 Disclosure.  This Agreement and each certificate or other
               ----------
instrument or document furnished by or on behalf of MJD or the Company to the Buyers or any of their respective agents or representatives pursuant hereto or in connection herewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not misleading, it being understood that, no representation or warranty is made with respect to any projections or other prospective financial information. Except for matters affecting the telephony industry generally, neither MJD nor the Company knows of any fact that has had or resulted in, or could be expected to become or result in, a Material Adverse Effect.


                                   ARTICLE V

                        COVENANTS OF MJD AND THE COMPANY
                        --------------------------------

          5.1  Information Prior to Closing.  During the period from the date
               ----------------------------
hereof to the Closing Date, MJD and the Company covenant and agree to cause the management of MJD, the Company and the Subsidiaries to be made available to the Buyers and their authorized representatives and provide the Buyers and their accountants, legal counsel and other authorized representatives reasonable access during normal business hours to, and permit such Persons to review, the properties, books, Contracts, accounts and records of the Company and the Subsidiaries, and to provide such other information to the Buyers and their authorized representatives as shall have been reasonably requested by the Buyers or such authorized representatives concerning the Company, any Subsidiary or the assets or business of the Company or any

Subsidiary. The rights of the Buyers under this Section shall not be exercised in such a manner as to interfere unreasonably with the conduct of the business of MJD, the Company or any Subsidiary.

          5.2  Conduct of Business.  (a) During the period from the date hereof
               -------------------
to the Closing Date, MJD covenants and agrees to cause the Company and the Subsidiaries to carry on their businesses in, and only in, the ordinary course of business, in substantially the same manner as heretofore conducted, and to use their reasonable best efforts to preserve intact their present business organization, keep available the services of their present officers and significant employees, sales agents and independent contractors, and preserve their relationships with customers, suppliers and others having business dealings with them, to the end that their goodwill and going business shall be maintained following the Closing.

          (b) Without limiting the generality of the foregoing, except as expressly permitted by this Agreement or with the prior written consent of the Buyers or except as set forth on Schedule 5.2(b) hereto, MJD covenants and
                                 ---------------
agrees that it will not permit the Company or any Subsidiary, and the Company covenants and agrees that it will not and will not permit any Subsidiary, to do or agree to do, on or after the date hereof, any of the following, on or before the Closing:

          (i) Amend its respective articles of incorporation, by-laws or other organizational documents;

          (ii) Issue, sell, transfer, assign, pledge, convey or dispose of, any capital stock or equivalent equity interests, including, but not limited to, any subscriptions, options, warrants, calls, conversions or other rights, agreements, commitments, arrangements or understandings of any kind obligating MJD, the Company or any Subsidiary, contingently or otherwise, to issue or sell, or cause to be issued or sold, any capital stock or other equity interest of the Company or any Subsidiary;

          (iii) Repurchase or redeem any shares of capital stock or declare any dividend or make any distribution with respect to its capital stock or equivalent equity interests;

          (iv) Sell, assign, lease or otherwise transfer or dispose of any material assets, unless the same shall be replaced with assets of equal or greater value and utility;

          (v) Create, assume or permit to exist any Lien upon its assets, except for those in existence on the date of this Agreement and except for those additional Liens created in the ordinary course of business consistent with past practice that constitute Permitted Encumbrances;

          (vi) Cause or permit by any act, or failure to act, any of the Governmental Approvals to expire, be surrendered, adversely modified, or otherwise terminated;

          (vii) Waive any right under any Contract or license relating to its assets or business as presently conducted, except in the ordinary course of business consistent with past practice;

          (viii) Enter into or renew any Contract other than in the ordinary course of business consistent with past practice, except for any Contract, the amount of which has been provided for in the consolidated budget, dated November 5, 1996, of the Company, a copy of which has been delivered to the Buyers;

          (ix) Fail to timely make all material payments required to be paid under any Contract when due and otherwise pay all liabilities and satisfy all obligations (except those being contested in good faith by appropriate proceedings, for which adequate reserves have been created), in each case in a manner consistent with past practice;

          (x) Fail to maintain its inventories of spare parts and expendable supplies, if any, at levels consistent with past practice;

          (xi) Increase or modify or agree to increase or modify the compensation, bonuses or other benefits or perquisites for any of the employees of the business of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice or pursuant to any employment agreements, Plans or collective bargaining agreements as set forth on Schedule 4.11, 4.12 or 4.13 hereto;
              ---------------------------

          (xii) Fail to remove, cure, correct and repair prior to the Closing any material deficiencies in its assets and any material violations under applicable statutes, rules, regulations, engineering standards or building, fire or zoning laws or regulations;

          (xiii) Fail to maintain consistent with past practice insurance policies on the business of the Company and the Subsidiaries and their assets comparable in amount to that in effect on the date of this Agreement;

          (xiv) Fail to maintain its books and records in accordance with GAAP;

          (xv) Enter into or renew any Contract with MJD, MJD Partners, Inc., the Company, any Subsidiary, any of Daniel G. Bergstein, Bugger Associates, Inc., Meyer Haberman, Eugene B. Johnson, Jack H. Thomas or any of their Affiliates, or any Affiliate of MJD, MJD Partners, Inc., the Company or any Subsidiary;

          (xvi) Enter into or adversely modify the terms of any Contract, binding commitment or letter of intent relating to the acquisition of the assets or securities of any Person;

          (xvii) Incur any indebtedness for money borrowed in excess of $1,000,000; or

          (xviii) Take or fail to take any commercially reasonable action that would cause any of its representations and warranties not to be true and correct on the Closing Date in the manner required under Section 6.1 hereof.

          5.3  Third-Party Consents.  MJD covenants and agrees that it will
               --------------------
cause the Company and each Subsidiary, and the Company covenants and agrees that it will and will cause each Subsidiary, to use all reasonable best efforts to obtain the consent of any third parties or Governmental Authorities required to be obtained or made in connection with the transactions contemplated by this Agreement.

          5.4  Sale and Issuance of Additional Shares.  MJD covenants and agrees
               --------------------------------------
that it will cause the Company and each Subsidiary, and the Company covenants and agrees that it will and will cause each Subsidiary, to use all reasonable efforts to obtain, contemporaneously with the Governmental Approvals required to be obtained pursuant to Section 5.3 hereof, the consent of all Governmental Authorities necessary for the sale and issuance of additional shares of the Company's capital stock to one or more of the Buyers following the Closing as contemplated by the Stockholders' Agreement, except for any Governmental Approval required by the HSRA.

          5.5  Renewal of Contracts.  MJD covenants and agrees that it will
               --------------------
cause the Company and each Subsidiary, and the Company covenants and agrees that it will and will cause each Subsidiary, to use all reasonable best efforts to renew any Contract which by its terms expires or terminates between the date of this Agreement and the Closing Date, provided that any such renewal shall be on terms and conditions which are consistent with past practice.

          5.6  No Inconsistent Action.  MJD covenants and agrees that it will
               ----------------------
not permit the Company or any Subsidiary, and the Company covenants and agrees that it will not and will not permit any Subsidiary, to take any action which is inconsistent in any material respect with their obligations under this Agreement or that would hinder or delay in any material respect the consummation of the transactions contemplated by this Agreement.

          5.7  No Solicitation.  MJD covenants and agrees that it will not
               ---------------
permit the Company or any Subsidiary, and the Company covenants and agrees that it will not and will not permit any Subsidiary, to, directly or indirectly, (a)
                                                                             -
solicit, initiate or encourage submission of any proposal or offer from any Person relating to any acquisition or purchase of the business of the Company or any Subsidiary, any assets of the Company or any Subsidiary (other than the sale of assets in the ordinary course of business consistent with past practices) or any capital stock or other equity interest of the Company or any Subsidiary or
(b) participate in any discussions or negotiations regarding, or furnish to any
 -
Person any information with respect to, or otherwise cooperate in any way, or assist or participate in, facilitate or encourage, any effort or attempt by any Person to do or seek any of the foregoing. MJD covenants and agrees that it will cause the Company and each Subsidiary, and the Company covenants and agrees that it will and will cause each Subsidiary, to promptly notify the Buyers in writing if any such offer or proposal is made.

          5.8  Financial Statements.  MJD covenants and agrees that it will
               --------------------
cause the Company and the Subsidiaries, and the Company covenants and agrees that it will and will cause each Subsidiary, to deliver to the Buyers (a),
                                                                       -
within 30 days after the end of each month until the Closing Date, unaudited consolidated balance sheets of each of the Company, MJD Holdings Corp., MJD Services Corp., MJD Ventures, Inc. and ST Enterprises, Ltd. and their respective Subsidiaries for the month then ended and the related statements of operations for the month then ended and (b), prior to May 15, 1997, audited consolidated
                              -
and consolidating balance sheets of each of the Company, MJD Services Corp., MJD Ventures, Inc. and ST Enterprises, Ltd. and their respective Subsidiaries as of December 31, 1996 and the related statements of operations and cash flows for the fiscal year then ended, audited, in each case, by KPMG Peat Marwick LLP.
All financial statements furnished pursuant to this Section shall be true and complete in all material respects and fairly present in all material respects the financial condition, position, results of operations and cash flows, as appropriate, as of the dates and for the periods covered by such statements. MJD covenants and agrees that it will cause the Company and each Subsidiary, and the Company covenants and agrees that it will and will cause each Subsidiary, to furnish to the Buyers any and all other information concerning the financial condition of the Company and any Subsidiary that the Buyers may reasonably request.

          5.9  Estoppel Certificates; Consent and Waiver.  MJD covenants and
               -----------------------------------------
agrees that it will cause the Company and each Subsidiary, and the Company covenants and agrees that it will and will cause each Subsidiary, to use all reasonable best efforts to obtain estoppel certificates containing customary provisions and consents and waivers from any landlord with respect to the Real Property Leases listed in Schedule 5.9 hereto.
                          ------------

          5.10 Consummation of Pending Acquisitions.  Except as set forth on
               ------------------------------------
Schedule 5.10 hereto, MJD covenants and agrees that it will cause the Company
-------------
and each Subsidiary, and the Company covenants and agrees that it will and will cause each Subsidiary, to use all reasonable best efforts to consummate the pending acquisitions set forth on Schedule 4.24 hereto on or prior to the
                                  -------------
Closing Date in accordance with the terms of the existing acquisition agreements.

          5.11 Notice of Material Developments.  From the date hereof until the
               -------------------------------
Closing, MJD and the Company covenant and agree that they will give prompt written notice to the Buyers of any (a) material development affecting the
                                     -
business, assets, properties or results of operations of the Company or any Subsidiary or (b) event or circumstance which would render any representation or
               -
warranty of MJD or the Company contained in this Agreement untrue or inaccurate in any material respect if made on or as of the date thereof or as of the Closing Date. No disclosure by MJD or the Company pursuant to this Section 5.11 shall be deemed to amend or supplement any schedule hereto or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

          5.12 Further Actions.  MJD covenants and agrees that it will cause the
               ---------------
Company and each Subsidiary, and the Company covenants and agrees that it will and will cause each Subsidiary, to use all reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order to fulfill and perform their obligations in respect of this Agreement or otherwise to consummate and make effective the transactions contemplated hereby.

                                   ARTICLE VI

            CONDITIONS PRECEDENT TO THE BUYERS' OBLIGATION TO CLOSE
            -------------------------------------------------------

          The obligations of the Buyers hereunder are, at their option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

          6.1  Representations, Warranties and Covenants. (a)  All of the
               -----------------------------------------
representations and warranties of MJD and the Company contained in or made pursuant to this Agreement and in any schedule, instrument, certificate, agreement or document delivered pursuant to this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such dates.

          (b) All of the terms, covenants and conditions to be complied with and performed by MJD, the Company or the Subsidiaries on or prior to Closing Date shall have been complied with or performed in all material respects.

          6.2  Governmental Consents.  Any applicable waiting period under the
               ---------------------
HSRA shall have expired or been earlier terminated without receipt of any objection or the commencement or threat of any litigation by any Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

          6.3  Third-Party Consents.  MJD, the Company and the Subsidiaries
               --------------------
shall have obtained and shall have delivered to the Buyers all third-party consents and consents of Governmental Authorities listed in Schedule 6.3 hereto,
                                                            ------------
without any condition adverse in any material respect to the Buyers, the Company or any of the Subsidiaries.

          6.4  Updated Tariff Schedule.  MJD and the Company shall have
               -----------------------
delivered to the Buyers an updated Schedule 4.28 hereto, which shall be true and
                                   -------------
correct in all material respects as of the Closing Date, and the Buyers shall be reasonably satisfied that such updated schedule does not reflect the occurrence of any events which would cause the condition contained in Section 6.13 hereof not to be satisfied.

          6.5  Certificates.  Each of MJD and the Company shall have delivered
               ------------
to the Buyers a certificate, dated the Closing Date and signed by an authorized officer or partner of each such Person, to the effect that the conditions set forth in
Section 6.1 hereof have been fulfilled.

          6.6  Adverse Proceedings.  No action, suit, proceeding, litigation or
               -------------------
investigation shall be pending or threatened by any Governmental Authority which questions the validity or legality of this Agreement or any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. No injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect.

          6.7  Financing Statements.  Except for Permitted Encumbrances, MJD and
               --------------------
the Company shall secure the release of all Liens of any nature whatsoever on the Company's or the Subsidiaries' assets and business, including those Liens listed in Schedule 4.22 hereto, and shall deliver copies of such releases to the
          -------------
Buyers at Closing, including but not limited to, releases or terminations under the Uniform Commercial Code and any other applicable federal, state or local statutes or regulations of any financing or similar statements filed against any such assets in (a) the jurisdictions in which such assets are and have been
                -
located since such assets were acquired by the Company or any Subsidiary and (b)
                                                                              -
any other location specified or required by applicable federal, state or local statutes or regulations.

          6.8  Additional Indebtedness.  The Company and/or the Subsidiaries
               -----------------------
shall have obtained additional Indebtedness pursuant to loan documentation in form and substance reasonably satisfactory to the Buyers, which together with the amount of the Purchase Price and the projected consolidated cash balances of the Company and the Subsidiaries, shall be adequate to enable the Company and the Subsidiaries to effect the Fleet Repurchase, the ALTA Repayment and the acquisition of Chautauqua & Erie Telephone Corporation and to pay all taxes, fees and expenses in connection with the foregoing and the transactions contemplated by this Agreement.

          6.9  Fleet Repurchase; ALTA Repayment.  MJD and the Company shall have
               --------------------------------
caused, pursuant to documentation in form and substance reasonably satisfactory to the Buyers, (a) all direct and indirect equity interests in the Company of
                -
any Person other than MJD, Bugger Associates, Inc., John P. Duda, Eugene B. Johnson, Walter E. Leach, Jr., Jack H. Thomas, Joel Bergstein MP Plan, Michael Bergstein and Lindy Sobel Bergstein to have been repurchased without liability to any of the Buyers, the Company or the Subsidiaries (the "Fleet Repurchase")
                                                            ----------------
and (b) all obligations in respect of all subordinated notes issued to ALTA,
     -
Steve McGeeney and/or Sylvana Zoberg by the Company or any Subsidiary to have been satisfied and such notes to have been cancelled without liability to any of the Buyers, the Company or the Subsidiaries (the "ALTA Repayment"); it being understood that the Common Stock
                   --------------
Purchase Warrants held as of the date hereof by ALTA, Steve McGeeney and/or Sylvana Zoberg in respect of ST Enterprises, Ltd. and Sidney Telephone Company, as the case may be, described on Schedule 4.3 hereto under sections II D and K
                                 ------------
thereof shall remain outstanding following the Closing Date in accordance with their terms on the date hereof. As a result of the Fleet Repurchase, (a) the
                                                                      -
Securityholders' Agreement, dated as of June 30, 1994, as amended, among the Company, Daniel G. Bergstein, Jack H. Thomas, Meyer Haberman, Bugger Associates, Inc., ALTA and Fleet, together with the related Option Agreement (including all options granted thereunder) and Registration Rights Agreement, and (b) all
                                                                    -
Contingent Class A Voting Common Stock Purchase Warrants issued pursuant to the Securities Purchase Agreement, dated as of June 30, 1994, as amended, by and among the Company, ST Enterprises, Ltd. and Fleet shall each have been terminated on terms reasonably satisfactory to the Buyers without liability to any of the Buyers, the Company or the Subsidiaries. As a result of the ALTA Repayment, (a) the Stock Pledge Agreements, each dated as of June 30, 1994,
            -
among ALTA and each of the Company and ST Enterprises, Ltd., (b) the Guarantees,
                                                              -
each dated as of June 29, 1994, in favor of ALTA by each of Breadbasket Enterprises, Inc., ST Broadcasting Company, Inc., ST Communications, Inc., ST Computer Resources Inc. and ST Paging, Inc. and (c) the Real Estate Mortgage and
                                                 -
Security Agreements, each dated as of April 24, 1995, among ALTA and Sunflower Telephone Company shall each have been terminated on terms reasonably satisfactory to the Buyers without liability to any of the Buyers, the Company or the Subsidiaries. The Company shall withhold any Tax required to be withheld in connection with the Fleet Repurchase and the ALTA Repayment.

          6.10 MJD Contribution.  MJD and the Company shall have caused,
               ----------------
pursuant to documentation in form and substance satisfactory to the Buyers (the "MJD Exchange Documents"), (a) all of the capital stock of MJD Holdings Corp. to
 ----------------------     -
have been acquired by the Company in exchange for shares of Common Stock in a transaction intended to qualify as a reorganization under section 368(a)(1)(B) of the Code, (b) (i) the unpaid principal amount outstanding on the Closing Date
              -   -
in respect of the Notes shall have been acquired by the Company as a contribution to capital as agreed to by the parties hereto on or prior to the Closing Date, (ii) the accrued and unpaid interest on such Notes to have been
               --
paid to the holders thereof as agreed to by the parties hereto on or prior to the Closing Date and (iii) such Notes to have been cancelled without liability
                      ---
to the Buyers, the Company or the Subsidiaries, and (c) each issued and
                                                     -
outstanding share of the Company's Series A 11% Cumulative Redeemable Convertible Voting preferred stock, par value $.01 per share, except for those shares which are the subject of the Fleet Repurchase, to have been exchanged for 1.0355 shares of Common Stock on or prior to the Closing Date, provided that after
                                                        --------
giving effect to the foregoing conversions and exchanges, the exercise of options obligating the Company to issue or sell any shares of its capital stock to any Person and the exercise of the outstanding Class A Voting Common Stock Purchase Warrants (such warrants shall be amended on or prior to the Closing Date on terms satisfactory to the Buyers), the Buyers shall own immediately following the Closing no less than 50% of the issued and outstanding shares of capital stock of the Company as determined on a fully diluted basis. The Buyers, the Company and the Subsidiaries shall have no Tax liability in respect of the transactions contemplated by this Section 6.10.

          6.11 Management, Consulting and Severance Arrangements.  MJD shall
               -------------------------------------------------
have caused (a) the Management Services Agreement to be amended and restated
             -
substantially in the form of Exhibit D to the Stockholders' Agreement, (b),
                                                                        -
pursuant to documentation in form and substance reasonably satisfactory to the Buyers, the Management Services Agreement, dated as of January 3, 1997, between MJD Holdings Corp. and MJD to have been terminated without liability to any of the Buyers, the Company or the Subsidiaries, (c), pursuant to documentation in
                                              -
form and substance reasonably satisfactory to the Buyers, the Consulting Agreement to have been terminated without liability to any of the Buyers, the Company or the Subsidiaries and (d), pursuant to documentation in form and
                                 -
substance reasonably satisfactory to the Buyers, the severance arrangements referred to in Schedule 4.12 hereto under section (c) D thereof to have been
               -------------
terminated without liability to any of the Buyers, the Company or the Subsidiaries and the Company to have entered into severance arrangements with John P. Duda, Eugene B. Johnson, Walter E. Leach, Jr. and Jack H. Thomas on terms (i) reasonably satisfactory to the Buyers, John P. Duda, Eugene B.
       -
Johnson, Walter E. Leach, Jr. and Jack H. Thomas and (ii) substantially similar
                                                      --
to those in effect on the date hereof in the event of a termination of employment.

          6.12 Equity Documents.  MJD and the Company shall have executed and
               ----------------
delivered to the Buyers the Stockholders' Agreement, the Registration Rights Agreement, the Financial Advisory Agreements and any related agreements.

          6.13 No Material Adverse Effect.  No event, occurrence, fact,
               --------------------------
condition, change, development or effect, including, but not limited to, competitive, technological or federal, state, county or municipal regulatory developments, shall exist or have occurred or come to exist since the date of this Agreement that, individually or in the aggregate, has had or resulted in, or could reasonably be expected to become or result in, a Material Adverse Effect.

          6.14 Amendment of Articles of Incorporation.  All actions shall have
               --------------------------------------
been taken so that following the Closing the articles of incorporation of the Company shall be amended on terms satisfactory to the Buyers to provide that the capital stock of the Company will consist of 130,000 shares of Common Stock, 125,000 shares of Class B Nonvoting common stock, par value $.01 per share, and 13,500 shares of Series C 14% Cumulative Redeemable Nonvoting preferred stock, par value $.01 per share. The amended articles of incorporation of the Company shall provide that such preferred stock shall (a) have a liquidation preference
                                               -
of $10.00 per share, plus accrued and unpaid interest, (b) be nonvoting, (c)
                                                        -                 -
have no other preferential rights over any other class of capital stock of the Company and (d) be redeemable by the Company, in its sole discretion, for $10.00
             -
per share, plus accrued and unpaid interest, upon (i) a change of control of the
                                                   -
Company, (ii) a public offering of any of the capital stock of the Company under
          --
the Securities Act of 1933, as amended, and the rules and regulations thereunder, (iii) a sale of all or substantially all of the shares of Common
             ---
Stock now or hereafter owned by the Buyers or (iv) a sale of all or
                                               --
substantially all of the Company's and the Subsidiaries' assets.

          6.15 Reconstitution of Boards of Directors.  All actions shall have
               -------------------------------------
been taken so that immediately following the Closing the board of directors of the Company and the Subsidiaries shall be reconstituted in accordance with the terms of the Stockholders' Agreement.

          6.16 Transaction and Advisory Fees.  Each of (a) Carousel or an
               -----------------------------            -
Affiliate thereof and (b) Kelso or an Affiliate thereof shall have received by
                       -
wire transfer of immediately available funds (x) a transaction fee of $200,000
                                              -
in consideration of its services with respect to the consummation of the transactions contemplated by this Agreement and (y) the first quarterly payment
                                                 -
of $12,500 in consideration of its services under its respective Financial Advisory Agreement.

           6.17 Deliveries.  MJD and the Company shall have made all the
                ----------
deliveries set forth in Section 8.1 hereof.


                                  ARTICLE VII

           CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO CLOSE
           ---------------------------------------------------------

          The obligations of the Company are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

          7.1  Representations, Warranties and Covenants. (a)  All
               -----------------------------------------
representations and warranties of the Buyers contained in or made pursuant to this Agreement and in any schedule, instrument, certificate, agreement or document delivered pursuant to this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such dates.

          (b) All the terms, covenants and conditions to be complied with and performed by the Buyers on or prior to the Closing Date shall have been complied with or performed in all material respects.

          7.2  Governmental Consents.  Any applicable waiting period under the
               ---------------------
HSRA shall have expired or been earlier terminated without receipt of any objection or the commencement or threat of any litigation by any Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

          7.3  Certificates.  Each of the Buyers shall have delivered to the
               ------------
Company a certificate, dated the Closing Date and signed by an authorized officer or partner of each such Person, to the effect that the conditions set forth in Section 7.1 hereof have been fulfilled.

          7.4  Adverse Proceedings.  No action, suit, proceeding, litigation or
               -------------------
investigation shall be pending or threatened by any Governmental Authority which questions the validity or legality of this Agreement or any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. No injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect.

          7.5  Equity Documents.  Each of the Buyers shall have executed and
               ----------------
delivered to the Company the Stockholders' Agreement and the Registration Rights Agreement.

          7.6  Deliveries.  The Buyers shall have made all the deliveries set
               ----------
forth in Section 8.2 hereof.

                                 ARTICLE VIII

                                  THE CLOSING
                                  -----------

          8.1  Documents to be Delivered by MJD and the Company.  At the
               ------------------------------------------------
Closing, MJD and the Company shall deliver or cause to be delivered to the Buyers the following:

          (a) certificates representing the Shares as provided in Section 2.2 hereof;

          (b) certificate of each of MJD and the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Buyers, certifying to the fulfillment of the conditions set forth in Section 6.1 hereof;

          (c)  opinions of (i) Paul, Hastings, Janofsky & Walker LLP, (ii)
                            -                                          --
     Meyer, Capel, Hirschfeld, Muncy, Jahn & Aldeen, P.C., (iii) James M.
                                                            ---
     Caplinger, Chartered, (iv) Devine, Millimet & Branch PA, (v) Moss & Barnett
                            --                                 -
     PA, (vi) Miller, Eggleston & Rosenberg, Ltd., (vii) Preti, Flaherty,
          --                                        ---
     Beliveau & Pachios, LLC, (viii) Gorsuch Kirgis L.L.C., (ix) Harter, Secrest
                               ----                          --
     & Emery and (x) Blooston, Mordkofsky, Jackson & Dickens, counsel to the
                  -
     Company, dated the Closing Date, in form and substance reasonably satisfactory to the Buyers;

          (d) certified copies of all corporate proceedings of MJD and the Company in connection with the transactions contemplated by this Agreement and all documents and instruments incident thereto, in form and substance reasonably satisfactory to the Buyers and their counsel; and

          (e) such other documents and legal opinions as may reasonably be requested by the Buyers' counsel.

          8.2  Documents to be Delivered by the Buyers.  At the Closing, the
               ---------------------------------------
Buyers shall deliver or cause to be delivered to the Company the following:

          (a)  immediately available wire-transferred funds as provided in
     Section 2.2 hereof;

          (b) certificate of each of the Buyers, dated the Closing Date, in form and substance reasonably satisfactory to the Company, certifying to the fulfillment of the conditions specified in Section 7.1 hereof;

          (c) opinion of Kennedy Covington Lobdell & Hickman, L.L.P., counsel to Carousel, dated the Closing Date, in form and substance reasonably satisfactory to the Company;

          (d) opinion of Debevoise & Plimpton, counsel to Kelso, dated the Closing Date, in form and substance reasonably satisfactory to the Company; and

          (e) such other documents as may be reasonably requested by the Company's counsel.


                                  ARTICLE IX

                           TAXES, FEES AND EXPENSES
                           ------------------------

          The Company shall pay all of the reasonable fees and expenses incurred by each party hereto in connection with the preparation, negotiation and closing of this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby shall be consummated. Without limiting the generality of the foregoing, (a) all use, stamp, stock transfer and registration
                              -
taxes and fees, (b) all governmental filing or grant fees, including, but not
                 -
limited to, the HSRA filing fee, (c) all accountants' and attorneys' fees and
                                  -
(d) all recordation and transfer taxes and fees, including, but not limited to,
 -
realty transfer, and documentary taxes and fees, incurred in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby, shall be paid by the Company.


                                   ARTICLE X

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
             -----------------------------------------------------

          Except as otherwise specifically set forth herein, the representations, warranties and covenants contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing and continue in effect through the Claims Termination Date. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty or covenant.

                                  ARTICLE XI

                                INDEMNIFICATION
                                ---------------

          11.  Indemnification by MJD.  (a)  Notwithstanding the Closing and
               ----------------------
subject to the limitations set forth herein, MJD covenants and agrees to defend, indemnify and hold harmless the Buyers, their respective Affiliates (including, but not limited to, the Company and the Subsidiaries following the Closing) and the officers, directors, partners, employees, agents, advisers and representatives of each such Person (collectively, the "Buyers Indemnitees")
                                                         ------------------
from and against, and pay or reimburse the Buyers Indemnitees for, any and all claims, demands, liabilities, obligations, losses, fines, costs, expenses, royalties, proceedings, deficiencies or damages (whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:
                ------

          (i) any inaccuracy of any representation or warranty (other than Section 4.21(c) hereof) when made or deemed made by MJD or the Company herein or in any schedule hereto or any certificate, document or other instrument delivered in connection herewith;

          (ii) any matters referred to in Section 4.21(c) hereof in excess of $200,000; or

          (iii)any failure of MJD or the Company to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof.

For purposes of Section 11.1(a)(i) hereof, MJD shall only be liable to the Buyers Indemnitees for Losses resulting from or arising out of any inaccuracy in any representation or warranty if an Executive Officer had actual knowledge that such representation or warranty was inaccurate when made or deemed made.

          (b) Notwithstanding anything in this Agreement to the contrary, MJD's obligation to indemnify the Buyers Indemnitees shall be subject to all of the following limitations:

          (i) MJD shall not be required to make any indemnification under Sections 11.1(a)(i) and (iii) hereof until the aggregate amount of Losses resulting from or arising out of the matters referred to in Sections 11.1(a)(i) and (iii) hereof exceeds $2,500,000; provided that if the
                                                     --------
     aggregate amount of such Losses exceeds such amount, MJD shall be required to indemnify the Buyers Indemnitees for all Losses indemnifiable under Sections 11.1(a)(i) and (iii) hereof without regard to such $2,500,000 limitation.

          (ii)  Any amounts owed to the Buyers Indemnitees by MJD pursuant to
     Section 11.1(b)(i) shall be limited to $15,000,000, which amount may be satisfied, at the sole option of MJD, by payment in cash or by the cancellation of all or a portion of the MJD Partners Shares pursuant to clause (iii) of this Section 11.1(b) and MJD shall have no other liability or responsibility for indemnification hereunder. Any such cash payment shall be treated as an adjustment to the Purchase Price.

          (iii) In the event that any of the Buyers Indemnitees shall be entitled to indemnification for any Loss under this Article XI and MJD shall have elected to satisfy all or a part of such Loss with MJD Partners Shares, (A) MJD shall promptly deliver to the Company for cancellation that
              -
     number of MJD Partners Shares, rounded up or down to the nearest whole share, equal to the amount of such Loss and (B) the Company shall promptly
                                                  -
     cancel such MJD Partners Shares. For purposes of this clause (iii) of
     Section 11.1(b), the value of each MJD Partners Share shall equal the fair market value of such share as agreed in writing among the parties hereto or, if such agreement is not reached within 15 Business Days following a binding determination regarding the entitlement of any Buyers Indemnitee to indemnification for such Loss, as determined by an appraisal of the Company (after giving effect to such Loss) and the MJD Partners Shares, conducted by Houlihan Lokey Howard & Zukin or such other recognized independent valuation consultant or appraiser of national standing selected by MJD and reasonably satisfactory to the Buyers Indemnitees, the fees and expenses of which shall be borne by the Company. Any such appraisal of the fair market value of any MJD Partners Share shall be (A) the fair market value of the
                                               -
     entire equity interest of the Company taken as a whole (after giving effect to such Loss), without additional premiums for control or discounts for minority interests or restrictions on transfer, divided by (B) the number
                                                                 -
     of outstanding shares of capital stock of the Company, calculated on a fully-diluted basis. In accordance with the Stockholders' Agreement, each stock certificate representing MJD Partners Shares shall, for so long as MJD has any indemnification obligations under this Article XI, bear upon its face a legend reflecting MJD's indemnification obligations under this
     Article XI.

          11.2 Indemnification Procedures.   (a)  In the case of any claim
               --------------------------
asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified
                -----------------
Party to MJD promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit MJD (at MJD's expense) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) the counsel for MJD who shall
                                               -
conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such
                           --
defense at such Indemnified Party's expense, and (iii) the omission by any
                                                  ---
Indemnified Party to give notice as provided herein shall not relieve MJD of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to MJD and MJD is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, MJD, in the defense of any such claim or litigation, shall not consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by MJD might be expected to affect adversely the Indemnified Party's tax liability or the ability of the Company or any of the Subsidiaries to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to MJD in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of MJD, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of MJD, such consent not to be unreasonably withheld. In the event that MJD does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. Notwithstanding the foregoing, MJD shall still provide indemnification to the Indemnified Party. In any event, MJD and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 11.2(a) and the records of each shall be available to the other with respect to such defense.

          (b) In case any event shall occur which would otherwise entitle any party to assert any claim for indemnification hereunder, no Loss shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto, net of any increase in premiums or other costs associated with such insurance recovery.

          11.3 Claims Termination Date.  All claims for indemnification under
               -----------------------
this Agreement must be asserted on or prior to the Claims Termination Date.

          11.4 Exclusive Remedy.   The indemnification provisions of this
               ----------------
Article XI shall be the sole and exclusive remedy of the Buyers Indemnitees with respect to any Loss under this Agreement.


                                  ARTICLE XII

                              TERMINATION RIGHTS
                              ------------------

          12.1 Termination.  (a)  This Agreement may be terminated by the
               -----------
Buyers, on the one hand, or MJD and the Company, on the other hand, if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other upon the occurrence of any of the following:

          (i)  by the Buyers or MJD and the Company:

          (A)  if the Closing has not occurred by August 1, 1997; provided that
                                                                  --------
     in the event the Closing has not occurred by August 1, 1997 solely as a result of the failure to receive any Governmental Approval required for the lawful consummation of the transactions contemplated by this Agreement without any condition adverse in any material respect to the Buyers, the Company or any of the Subsidiaries, any party hereto may extend such termination date to a date no later than December 31, 1997;

          (B) if there shall be in effect any final judgment, final decree or order that would prevent or make unlawful the Closing; or

          (C) if any event shall occur or exist that otherwise shall have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated by this Agreement, unless the occurrence or existence of such event shall be due to the failure of such party to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such party prior to the Closing.

          (ii)  by the Buyers:

          (A) if documentation in form and substance reasonably satisfactory to the Buyers to effect the Fleet Repurchase shall not have been entered into by Fleet and the Company on or before April 30, 1997;

          (B) if within 10 Business Days after receipt by the Buyers of the audited consolidated and consolidating balance sheets and related statements of operations and cash flows referred to in Section 5.8(b) hereof, the Buyers shall determine that such financial statements differ materially from the unaudited financial statements of the Company and subsidiaries as of and for the fiscal year ended December 31, 1996 included in the Financial Statements or the forecasts previously delivered to the Buyers with respect to the Company's and the Subsidiaries' financial condition, position, results of operations and cash flows for the fiscal year ended December 31, 1996; or

          (C) if MJD or the Company is in material breach of any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within 10 Business Days of written notice of such breach.

          (iii)  by MJD or the Company:

          (A) if the Buyers are in material breach of any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within 10 Business Days of written notice of such breach.

          (b) This Agreement may be terminated by the written agreement of the parties hereto.

          12.  Liability.  The termination of this Agreement under Section
               ---------
12.1(a) hereof shall not relieve any party of any liability under or for breach of this Agreement prior to the date of termination.

                                  ARTICLE XII

                               OTHER PROVISIONS
                               ----------------

          13.1 Publicity.  Except as required by Applicable Law or with the
               ---------
other parties' express prior written consent, no party to this Agreement nor any Affiliate of any party shall issue any press release or make any public statement (oral or written) regarding this Agreement or the transactions contemplated by this Agreement.

          13.2 Compliance with HSRA.  MJD, the Company and the Buyers shall make
               --------------------
or cause to be made in a timely fashion all filings which are required in connection with the transactions contemplated hereby under the HSRA, and shall furnish to the other party all information that the other reasonably requests in connection with such filings.

          13.3 Benefit and Assignment.  This Agreement shall be binding upon and
               ----------------------
shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, that each of the Buyers may
                                         --------
assign this Agreement to any Affiliate of such Buyer, or to any lender to such Buyer or Affiliate thereof as security for obligations to such lender, and provided, further, that no assignment to any such Affiliate or lender shall in
--------  -------
any way affect such Buyer's obligations or liabilities under this Agreement.

          13.4 No Third-Party Beneficiaries.  Except as provided in Sections
               ----------------------------
11.1 and 13.3 hereof, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns.

          13.5 Entire Agreement.  This Agreement, the MJD Exchange Documents,
               ----------------
the Stockholders' Agreement, the Registration Rights Agreement, the Financial Advisory Agreements and the Exhibits and Schedules hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein, including that certain Discussion Term Sheet delivered to the Buyers by MJD. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought.

          13.6 Waiver.  At any time prior to the Closing Date, the parties
               ------
hereto may (i) extend the time for performance of any obligations or other acts
            -
of the other parties hereto, (ii) waive any inaccuracies in the representations
                              --
and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive any compliance with any of the agreements or conditions contained
 ---
herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          13.7 Headings.  The headings set forth in this Agreement are for
               --------
convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

          13.8 Severability.  If any provision, including any phrase, sentence,
               ------------
clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

          13.9 Arbitration.  Any dispute or difference between the parties
               -----------
hereto relating to the interpretation of this Agreement shall be finally settled by arbitration conducted exclusively in New York, New York before an arbitral tribunal of three arbitrators, one selected by the Buyers, one selected by MJD, and the third by the Persons so selected, all in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. If either the Buyers or MJD fail to choose an arbitrator within 30 days after notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon request of either the Buyers or MJD, appoint the arbitrator or arbitrators to constitute or complete the arbitral tribunal, as the case may be. Arbitration proceedings hereunder may be initiated by the Buyers or MJD by making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in New York, New York. Any order or determination of the arbitral tribune shall be final and binding upon the parties to the arbitration. The parties hereto hereby consent to the in personam jurisdiction of the courts of the State of New York for purposes of confirming any award and entering judgment thereon.

          13.10  Choice of Law.  The construction and performance of this
                 -------------
Agreement shall be governed by the laws of the State of New York without regard to its principles of conflict of laws, and the state and federal courts of New York shall have exclusive jurisdiction over any controversy or claim arising out of or relating to this Agreement.

          13.11  Notices.  All notices, requests, demands, letters, waivers and
                 -------
other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered
                                                                    -
personally, (b) mailed, certified or registered mail with postage prepaid, (c)
             -                                                              -
sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:
                                                   -

     To MJD or the Company:

          521 East Morehead Street, Suite 250
          Charlotte, North Carolina  28202
          Attention:     Mr. Eugene B. Johnson
          Phone:  (704) 344-8150
          Fax:  (704) 344-8121

     With a copy to:

          Paul, Hastings, Janofsky & Walker LLP
          399 Park Avenue
          New York, New York  10022
          Attention:     Neil A. Torpey, Esq.
          Phone:  (212) 318-6034
          Fax:    (212) 319-4090

     To Carousel:

          Carousel Capital Partners, L.P.
          4201 Congress Street, Suite 440
          Charlotte, North Carolina  28209
          Attention:     Mr. Nelson Schwab, III
                         Mr. Reid G. Leggett
          Phone:  (704) 643-3333
          Fax:    (704) 643-6403

     With a copy to:

          Kennedy Covington Lobdell & Hickman, L.L.P.
          NationsBank Corporate Center
          100 North Tryon Street, Suite 4200
          Charlotte, North Carolina  28202-4006
          Attention:     Stephen K. Rhyne, Esq.
          Phone:  (704) 331-7400
          Fax:  (704) 331-7598

     To Kelso:

          Kelso & Company
          320 Park Avenue, 24th Floor
          New York, New York  10022
          Attention:     James J. Connors, II, Esq.
          Phone:  (212) 751-3939
          Fax:  (212) 223-2379

     With a copy to:

          Debevoise & Plimpton
          875 Third Avenue
          New York, New York  10022
          Attention:     Richard D. Bohm, Esq.
          Phone:  (212) 909-6226
          Fax:    (212) 909-6836

or to such other person or address as any party shall specify by notice in writing to the party entitled to notice. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received
(w) if by personal delivery on the day after such delivery, (x) if by certified
 -                                                           -
or registered mail, on the fifth Business Day after the mailing thereof, (y) if
                                                                          -
by next-day or overnight mail or delivery, on the day delivered or (z) if by
                                                                    -
fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

          13.12  Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

          13.13  Further Assurances.  MJD and the Company shall at any time and
                 ------------------
from time to time after the Closing execute and deliver to the Buyers such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by the Buyers, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                              MJD COMMUNICATIONS, INC.


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:


                              MJD PARTNERS, L.P.

                              By:  MJD Partners, Inc., its general partner


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:


                              CAROUSEL CAPITAL PARTNERS, L.P.

                              By:  Carousel Capital Company, L.L.C.,
                                   its general partner


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                              KELSO INVESTMENT ASSOCIATES V,
                                L.P.

                              By:  Kelso Partners, V, L.P., its general
                                   partner


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:


                              KELSO EQUITY PARTNERS V,  L.P.


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                              AMENDMENT NO. 1 TO
                           STOCK PURCHASE AGREEMENT


          THIS AMENDMENT NO. 1 (this "Amendment") to the Stock Purchase Agreement (as defined below) dated as of April 30, 1997, is hereby entered into by and among MJD Communications, Inc., a Delaware corporation (the "Company"), MJD Partners, L.P., a Delaware limited partnership ("MJD"), Carousel Capital Partners, L.P., a Delaware limited partnership ("Carousel"), Kelso Investment Associates V, L.P., a Delaware limited partnership ("KIA V") and Kelso Equity Partners V, L.P., a Delaware limited partnership ("KEP V", and together with KIA V, "Kelso"). Capitalized terms not otherwise defined have the meanings set forth in the Stock Purchase Agreement.

          WHEREAS, MJD, Carousel, Kelso and the Company wish to amend the Stock Purchase Agreement (the "Stock Purchase Agreement) dated as of March 6, 1997 by and among MJD, Carousel, Kelso and the Company;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          Section 1.  Amendment.  The Stock Purchase Agreement is hereby amended
                      ---------
and modified by substituting "May 15, 1997" for "April 30, 1997" in Section 12.1(a)(ii)(A).

          Section 2.  Effectiveness.  The amendment to the Stock Purchase
                      -------------
Agreement provided for in this Amendment shall become effective as of the date hereof upon the execution and delivery of one or more counterparts of this Amendment duly executed by MJD, Carousel, Kelso and the Company.

          Section 3.  Miscellaneous. (a) Except as expressly provided herein,
                      -------------
the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, powers or remedies of MJD, Carousel, Kelso or the Company under the Stock Purchase Agreement, nor constitute a waiver of any provision of the Stock Purchase Agreement. Except as expressly amended hereby, the Stock Purchase Agreement shall be unchanged and remain in full force and effect and the Stock Purchase Agreement as amended hereby is ratified and confirmed.

          (b) This Amendment shall form a part of the Stock Purchase Agreement for all purposes, and each party to the Stock Purchase Agreement shall be bound hereby and shall be entitled to the benefits hereof.

          (c) This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

          (D) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          (e)  From and after the effectiveness of this Amendment as provided in
Section 2 hereof, all references to the Stock Purchase Agreement in the Stock
---------
Purchase Agreement and in any other agreement in connection with the transactions thereto shall be deemed to be references to the Stock Purchase Agreement after giving effect to this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                         MJD COMMUNICATIONS, INC.



                                         By_________________________________
                                           Name:
                                           Title:


                                         MJD PARTNERS, L.P.

                                         By:  MJD Partners, Inc., its
                                              general partner



                                         By_________________________________
                                           Name:
                                           Title:


                                         CAROUSEL CAPITAL PARTNERS, L.P.

                                         By:  Carousel Capital Company,
                                              L.L.C., its general partner



                                         By_________________________________
                                           Name:
                                           Title:

                                         KELSO INVESTMENT ASSOCIATES V, L.P.

                                         By:  Kelso Partners, V, L.P., its
                                              general partner



                                         By_________________________________
                                           Name:
                                           Title:


                                         KELSO EQUITY PARTNERS V, L.P.



                                         By_________________________________
                                           Name:
                                           Title: